The information in this preliminary prospectus supplement and the prospectus to which it relates is not complete and may be changed. This preliminary prospectus supplement and the prospectus to which it relates are not an offer to sell nor do they seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 27, 2026

PRELIMINARY PROSPECTUS SUPPLEMENT (To Prospectus dated May 27, 2026)	Filed pursuant to Rule 424(b)(5) Registration Statement File No. 333-296270

13,304,174 Class A common shares

BBB Foods Inc.
(incorporated in the British Virgin Islands)

We are offering 700,000 of our Class A common shares, no par value, being sold in this offering. The selling shareholders identified in this prospectus supplement are offering an additional 12,604,174 of our Class A common shares. The Class A common shares offered by the selling shareholders are issuable upon conversion of 12,604,174 Class C common shares held by them. We will not receive any proceeds from the sale of Class A common shares by the selling shareholders.

Our Class A common shares are listed and trade on the New York Stock Exchange under the symbol “TBBB.” On May 26, 2026, the last reported sale price of our Class A common shares on the New York Stock Exchange was US$34.39. The public offering price will be determined through negotiations among us, the selling shareholders and the underwriters in this offering and therefore the recent market price used throughout this prospectus supplement may not be indicative of the public offering price.

We have three classes of common shares: Class A common shares, Class B common shares and Class C common shares. The rights of the holders of each class of our common shares are identical, except with respect to voting, conversion, preemptive rights and transfer restrictions applicable to our Class B common shares and conversion and transfer restrictions applicable to our Class C common shares. Each Class A common share is entitled to one vote. Each Class B common share is entitled to 15 votes and is convertible into one Class A common share automatically upon transfer, subject to certain exceptions. Each Class C common share is entitled to one vote and is convertible into one Class A common share in certain circumstances, including automatically upon certain transfers and the expiry of the transfer restrictions that apply to our Class C common shares. The transfer restrictions applicable to our Class C common shares expire on August 6, 2026 and after such date existing holders of Class C common shares may elect to dispose of their holdings as converted Class A common shares. Class B common shares and Class C common shares are not listed on any stock exchange and are not publicly traded. Holders of Class A common shares, Class B common shares and Class C common shares vote together as a single class on all matters unless otherwise required by law and subject to certain exceptions set forth in our memorandum and articles of association. Holders of Class B common shares are entitled to preemptive rights to purchase additional Class B common shares in the event that additional Class A common shares are issued, upon the same economic terms and at the same price, in order to maintain such holder’s proportional ownership and voting interest.

Bolton Partners Ltd., a vehicle affiliated with our founder, Chairman and Chief Executive Officer, is offering for sale 150,000 Class A common shares as a selling shareholder. In addition, in connection with this offering, Bolton Partners Ltd., as holder of our Class B common shares, will exercise in part its preemptive rights under our memorandum and articles of association to subscribe 10,000 Class B common shares at the public offering price. Bolton Partners Ltd. beneficially owned approximately 45.2% of the combined voting power of and an 11.3% economic interest in our outstanding common shares prior to this offering and the related preemptive rights subscription. Following this offering and the related preemptive rights subscription, Bolton Partners Ltd. will beneficially own approximately 45.0% of the combined voting power of and an 11.1% economic interest in our outstanding common shares, assuming no exercise of the underwriters’ option to purchase additional Class A common shares from us, and therefore has significant influence over matters requiring shareholder approval. For further information, see “Principal Shareholders.”

Investing in our Class A common shares involves a high degree of risk. You should carefully consider the risks and uncertainties described under “Item 3. Key Information—D. Risk Factors” in our 2025 Annual Report (as defined herein), filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 2, 2026, incorporated by reference herein, and under “Risk Factors” beginning on page S-32 of this prospectus supplement, before you invest in our Class A common shares.

	Per Class A Common Share	Total
Public offering price	US$	US$
Underwriting discounts and commissions(1)	US$	US$
Proceeds to us (before expenses)(1)	US$	US$
Proceeds to the selling shareholders (before expenses) (1)(2)	US$	US$

(1) See “Underwriting” for a description of all compensation payable to the underwriters.

(2) Assumes no exercise of the underwriters’ option to purchase additional Class A common shares.

We have granted the underwriters the right to purchase up to an aggregate of 1,995,626 additional Class A common shares from us within 30 days from the date of this prospectus supplement at the public offering price, less underwriting discounts and commissions.

Neither the SEC nor any state securities commission has approved or disapproved of the Class A common shares or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the Class A common shares to purchasers against payment in New York, New York on or about , 2026 through the book-entry facilities of The Depository Trust Company.

Global Coordinators

J.P. Morgan	Morgan Stanley

Joint Bookrunners

BTG Pactual	Santander	Scotiabank

The date of this prospectus supplement is , 2026

table of contents

Page

Prospectus Supplement

Prospectus

About This Prospectus	1
Where You can Find More Information	2
Incorporation of Documents By Reference	3
Forward-Looking Statements	4
Risk Factors	6
BBB Foods Inc.	7
Use of Proceeds	8
Description of Share Capital	9
Service of Process and Enforcement of Civil Liabilities	16
Taxation	18
Selling Shareholders	19
Plan of Distribution	20
Legal Matters	22
Experts	23

S-i

About This Prospectus Supplement

This prospectus supplement has been prepared by us solely for use in connection with the proposed offering of Class A common shares. J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Banco BTG Pactual S.A. – Cayman Branch, Santander US Capital Markets LLC and Scotia Capital (USA) Inc. will act as underwriters in this offering.

Neither we nor the selling shareholders nor the underwriters, nor any of their respective agents, have authorized anyone to provide any information other than that contained in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we may have referred you. We, the underwriters and their respective agents take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the selling shareholders nor the underwriters have authorized any other person to provide you with different or additional information. Neither we nor the selling shareholders nor the underwriters, nor their respective agents, are making an offer to sell our Class A common shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us is accurate only as of their respective dates or on the date or dates which are specified in such documents (except as otherwise indicated), and that any information in documents that we have incorporated by reference is accurate only as of the date of such document incorporated by reference, regardless of the time of delivery of this prospectus supplement or any sale of the Class A common shares. Our business, financial condition, results of operations, cash flows and prospects may have changed since those dates.

This document is divided into two parts. The first part is this prospectus supplement, which describes the terms of this offering of Class A common shares and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated May 27, 2026, including the documents incorporated by reference therein, provides more general information about us and the Class A common shares being offered. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference in this prospectus supplement) the statement in the document having the later date modifies or supersedes the earlier statement.

The offering is made in the United States and elsewhere solely on the basis of the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. Investors should take this into account when making investment decisions.

For investors outside the United States: Neither we nor the selling shareholders nor the underwriters have done anything that would permit this offering or possession or distribution of this prospectus supplement or the accompanying prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus supplement or the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Class A common shares and the distribution of this prospectus supplement or the accompanying prospectus outside the United States and in their jurisdiction.

S-ii

The following terms used in this prospectus supplement have the meanings shown below unless the context otherwise requires:

•
References in this prospectus supplement and the accompanying prospectus to “Tiendas 3B,” the “Company,” “we,” “our,” “us” and similar terms are to BBB Foods Inc., together with its consolidated subsidiaries.
•
References to the “Issuer” are to BBB Foods Inc., the company whose Class A common shares are being offered by this prospectus supplement, and not to any of its subsidiaries.
•
References to our “principal shareholder” are to Bolton Partners Ltd., a vehicle affiliated with Mr. K. Anthony Hatoum, our founder, Chairman and Chief Executive Officer.
•
References to the “selling shareholders” are to those shareholders listed as selling shareholders under “Selling Shareholders.”
•
References to the “underwriters” are to J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Banco BTG Pactual S.A. – Cayman Branch, Santander US Capital Markets LLC and Scotia Capital (USA) Inc., who will act as the underwriters of this offering.

S-iii

Incorporation of Documents by Reference

The SEC allows us to “incorporate by reference” the information we file with it into this prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement, except for any information superseded by information that is included directly in this document or incorporated by reference subsequent to the date of this document. You should read the information incorporated by reference because it is an important part of this prospectus supplement.

We incorporate by reference into this prospectus supplement the following documents that we have filed with the SEC:

•
our annual report on Form 20-F for the year ended December 31, 2025, filed with the SEC on April 2, 2026, as amended by Amendment No. 1 on Form 20-F/A, filed with the SEC on May 21, 2026 (taken together, our “2025 Annual Report”) (SEC File No. 001-41954);
•
our report on Form 6-K, filed with the SEC on April 29, 2026, containing a summary of the results of our annual meeting held on April 29, 2026;
•
our report on Form 6-K, furnished to the SEC on May 27, 2026, containing (i) our unaudited interim condensed consolidated financial statements as of March 31, 2026 and for the three-month periods ended March 31, 2026 and 2025, (ii) a discussion of our financial information and results as of March 31, 2026, and for the three-month periods ended March 31, 2026 and 2025, and (iii) certain recent developments (our “Q1 Form 6-K”);
•
any future annual reports on Form 20-F filed with the SEC under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this prospectus and prior to the termination of the offering of the Class A common shares offered by this prospectus supplement; and
•
any future reports on Form 6-K that we file with, or furnish to, the SEC after the date of this prospectus and prior to the termination of the offering of Class A common shares offered by this prospectus supplement that are identified in such reports as being incorporated by reference in the registration statement to which this prospectus supplement relates.

Unless expressly incorporated by reference, nothing in this prospectus supplement shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Any statement contained in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or incorporated by reference at a subsequent date modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

All of the documents that are incorporated by reference are available at the website maintained by the SEC at http://www.sec.gov. The information contained on, or accessible through, such website is not incorporated by reference into this prospectus supplement and should not be considered a part of this prospectus supplement other than as set forth herein. In addition, we will provide at no cost to each person, including any beneficial owner, to whom this prospectus supplement has been delivered, upon the written or oral request of any such person to us, a copy of any or all of the documents referred to above that have been or may be incorporated into this prospectus supplement by reference, including exhibits to such documents. Requests for such copies should be directed to: BBB Foods Inc., Av. Presidente Masaryk 8, Polanco V Sección, Miguel Hidalgo, Mexico City, Mexico 11560, Tel: +52 (55) 1102 1202.

S-iv

Presentation of Financial and Other Information

Currency Information

The term “Mexican peso” and the symbol “Ps.” refer to the legal currency of Mexico, and the term “U.S. dollar” and the symbol “US$” refer to the legal currency of the United States.

This prospectus supplement contains translations of certain Mexican peso amounts into U.S. dollars at specified rates solely for the convenience of the reader. These translations should not be construed as representations that the Mexican peso amounts actually represent such U.S. dollar amounts or could be converted into U.S. dollars at the rate indicated as of the dates mentioned herein or at any other rate. Unless otherwise indicated, we have translated Mexican peso amounts into U.S. dollars at the rate of Ps.18.0667 per US$1.00, the exchange rate to pay foreign currency denominated obligations due on March 31, 2026 published by the Mexican Central Bank in the Mexican Federal Official Gazette (Diario Oficial de la Federación, or the “Official Gazette”).

Financial Statement Presentation

The financial information presented or incorporated by reference herein has been derived from our audited consolidated financial statements as of December 31, 2025 and 2024 and for the years ended December 31, 2025, 2024 and 2023, together with the notes thereto, included in our 2025 Annual Report, incorporated by reference herein, and our unaudited interim condensed consolidated financial statements as of March 31, 2026 and for the three months ended March 31, 2026 and 2025, together with the notes thereto, included in our Q1 Form 6-K, incorporated by reference herein, prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board.

The summary consolidated historical financial data included herein should be read in conjunction with the information set forth under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Q1 Form 6-K, incorporated by reference herein, our audited consolidated financial statements as of December 31, 2025 and 2024 and for the years ended December 31, 2025, 2024 and 2023, together with the notes thereto, included in our 2025 Annual Report, incorporated by reference herein, and our unaudited interim condensed consolidated financial statements as of March 31, 2026 and for the three months ended March 31, 2026 and 2025, together with the notes thereto, included in our Q1 Form 6-K, incorporated by reference herein.

Special Note Regarding Non-IFRS Financial Measures

For convenience of investors, this prospectus supplement presents certain non-IFRS financial measures, which are not recognized under IFRS. A non-IFRS financial measure is generally defined as one that purports to measure financial performance but excludes or includes amounts that would not be so adjusted in the most comparable IFRS measure. Specifically, we present:

•
EBITDA;
•
EBITDA Margin;
•
Adjusted EBITDA; and
•
Adjusted EBITDA Margin.

For a discussion on the use of these measures and a reconciliation of the most directly comparable IFRS measures, see “Summary Financial and Other Information—Non-IFRS Financial Measures and Key Operating Metrics.”

Non-IFRS financial measures do not have standardized meanings and may not be directly comparable to similarly-titled measures adopted by other companies. These non-IFRS financial measures are used by our

S-v

management for decision-making purposes and to assess our financial and operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. The non-IFRS measures presented have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results of operations presented in accordance with IFRS. Additionally, our calculations of non-IFRS measures may be different from the calculations used by other companies, including our competitors, and therefore, our measures may not be comparable to those of other companies.

Rounding Adjustments

We have made rounding adjustments to certain numbers presented in this prospectus supplement. As a result, numerical figures presented as totals may not always be the exact arithmetic results of their components. Percentage figures included in this prospectus supplement have not, in all cases, been calculated on the basis of such rounded figures but on the basis of such amounts prior to rounding. For this reason, certain percentage amounts in this prospectus supplement may vary from those obtained by performing the same calculations using the figures in our audited consolidated financial statements as of December 31, 2025 and 2024 and for the years ended December 31, 2025, 2024 and 2023, together with the notes thereto, included in our 2025 Annual Report, incorporated by reference herein, and our unaudited interim condensed consolidated financial statements as of March 31, 2026 and for the three months ended March 31, 2026 and 2025, together with the notes thereto, included in our Q1 Form 6-K, incorporated by reference herein.

Market and Industry Data

This prospectus supplement and the documents incorporated by reference herein contain data related to economic conditions in the market in which we operate. The information contained in this prospectus supplement concerning economic conditions is based on publicly available information from third-party sources that we believe to be reliable. Market data and certain industry forecast data used in this prospectus supplement were derived from our management’s knowledge and our experience in the industry, internal reports and studies, where appropriate, as well as estimates, market research, publicly available information and industry publications. We obtained the information included in this prospectus supplement relating to the industry in which we operate, as well as the estimates concerning market shares, through internal research, public information and publications on the industry prepared by official public sources, such as: the Mexican Central Bank (Banco de México), the Mexican Statistic and National Geography Institute (Instituto Nacional de Estadística y Geografía, or “INEGI”), the Financial Times, Expansión and Euromonitor International Passport: Retail, 2026 edition.

Industry publications, governmental publications, and other market sources, including those referred to above, generally state that the information they include has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. We have no reason to believe any of this information or these reports are inaccurate in any material respect and believe and act as if they are reliable. Neither we, the underwriters, nor their respective agents have independently verified this information, which is subject to change based on various factors, including those discussed under “Item 3. Key Information—D. Risk Factors” in our 2025 Annual Report. Estimates of market and industry data are based on statistical models, key assumptions and limited data sampling, and actual market and industry data may differ significantly from estimated industry data. In addition, the data that we compile internally, and our estimates have not been verified by an independent source. Information derived from management’s knowledge and our experience is presented on a reasonable, good faith basis. Except as disclosed in this prospectus supplement or the documents incorporated by reference herein, none of the publications, reports or other published industry sources referred to in this prospectus supplement or the documents incorporated by reference herein were commissioned by us or prepared at our request. Except as disclosed in this prospectus supplement, we have not sought or obtained the consent of any of these sources to include such market data in this prospectus supplement.

Information in this prospectus mentioning “Euromonitor” as a source is from independent market research carried out by Euromonitor International Limited but should not be relied upon in making, or refraining from making, any investment decision. All figures related to the development of the grocery retail industry in Mexico

S-vi

presented in this document that are sourced from Euromonitor have been quoted from Euromonitor International, Retail 2026 edition, unless otherwise stated, all value data citations are in retail selling prices to consumers, excluding value added tax, in U.S. dollars at year-on-year exchange rates and at current prices for the year.

Trademarks and Trade Names

We own or have rights to trademarks, service marks and trade names that we use in connection with the operation of our business, including our corporate name, logos, and website names. Other trademarks, service marks and trade names appearing in this prospectus supplement are the property of their respective owners. Solely for convenience, some of the trademarks, service marks and trade names referred to in this prospectus supplement are listed without the ® and TM symbols, but we will assert, to the fullest extent under applicable law, our rights to our trademarks, service marks and trade names.

S-vii

Summary

This summary highlights selected information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary may not contain all the information that may be important or relevant to you in making your investment decision. Before you decide to invest in our Class A common shares, we urge you to read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein carefully, including the information set forth under “Item 3. Key Information—D. Risk Factors” and our audited consolidated financial statements as of December 31, 2025 and 2024 and for the years ended December 31, 2025, 2024 and 2023, together with the notes thereto, included in our 2025 Annual Report, incorporated by reference herein, and our unaudited interim condensed consolidated financial statements as of March 31, 2026 and for the three months ended March 31, 2026 and 2025, together with the notes thereto, included in our Q1 Form 6-K, incorporated by reference herein.

Overview

We are pioneers and leaders of the grocery hard discount model in Mexico and one of the fastest growing grocery retailers globally as measured by our sales. The 3B name, which references “Bueno, Bonito y Barato” – a Mexican saying which translates to “Good, Nice and Affordable”– summarizes our mission of offering irresistible value to budget savvy consumers through great quality products at bargain prices. From 2021 to 2025, our total revenue grew at a compounded annual growth rate (“CAGR”) of 35.6%, reaching Ps.78.2 billion (US$4.3 billion) for 2025, and our number of stores increased from 1,500 as of December 31, 2021 to 3,346 as of December 31, 2025, which represents a CAGR of 22.2%. As of March 31, 2026, we had 3,469 stores in operation. Our total revenue for the three months ended March 31, 2026 was Ps.22.9 billion (US$1.3 billion).

Our business model is simple yet disruptive: we offer a limited assortment of products that cover the daily grocery needs of our clients. We price our products to offer what is generally market-leading value for money: the lowest sustainable price in the market for a given quality. Our stores also offer convenience, since they are generally located within central neighborhoods that allow for daily visits and minimize transportation needs for our customers. Our customers visit us on average three to four times per week to fulfill one or two days of groceries.

The Tiendas 3B product range consists of approximately 850 to 900 SKUs of branded and private label products and an assortment of spot products.

•
Branded products are well-known national and international brand-label goods that we offer at the lowest sustainable price in the market to attract customers and drive traffic. For 2025 and the three months ended March 31, 2026, branded products represented 35.9% and 33.3% of our sales, respectively.
•
Private label products are products that we have developed ourselves and which we believe are of comparable or better quality than the equivalent branded alternative offered at our stores. For 2025 and the three months ended March 31, 2026, private label products represented 58.2% and 60.7% of our sales, respectively.
•
Spot products are quality food and non-food products that we offer in addition to our regularly stocked products. These are offered in limited amounts and offer exceptional value. The selection changes every two weeks on average. For 2025 and the three months ended March 31, 2026, our spot products represented 5.7% and 5.9% of our sales, respectively.

Our stores serve low-to-middle income households, which according to the National Survey of Household Income and Expenditure conducted by INEGI in 2024, spent US$294 billion in 2024, or 71.7% of the Mexican population’s total current monetary spend, defined by INEGI as a households’ expenditure on food, beverages and tobacco, personal care, house cleaning products and over the counter healthcare products, among other categories other than rent and financial expenditures. We believe that our business model, which focuses on both value and convenience, allows us to serve our target market better than incumbent competitors and maintain real and sustainable competitive advantages.

Due to our low number of SKUs and focus on serving daily grocery needs, we have been able to achieve a high ratio of sales per SKU and a ratio of 2.9 and 3.0 Payable Days to Inventory Days during 2025 and the three months ended March 31, 2026, respectively, driving significant cash flow generation. We are also able to benefit from a virtuous cycle, where the ever-increasing scale of our purchases per SKU allows us to negotiate increasingly lower prices with our suppliers and, in turn, we are able to transfer those savings to our customers, therefore increasing customer loyalty and our sales.

The Tiendas 3B business model is highly efficient, allowing us to operate with gross margins that are lower than those of leading grocery retailers in Mexico, based on publicly available information. The strength of our model is underpinned by our limited product assortment, our decentralized organization, and our culture that values efficiency and simplicity. Efficiency translates into savings that can be passed on to our customers.

Our management is decentralized and organized into regions, each run by a regional director, and built around a distribution center that serves up to 200 stores. Each region has sufficient functional resources to operate autonomously and efficiently. This structure, supported by nimble central headquarters, has enabled us to scale efficiently by allowing us to dynamically select new store locations in constant pursuit of scale and expansion. Additionally, it enables suppliers to reach our decision makers quickly, fostering collaboration and accelerating the development of private label products.

Our sales growth is attributable to both our store footprint expansion as well as Same Store Sales growth from our existing store base, as shown in the following chart.

Notes:

1.
We measure “Same Store Sales” using revenue from sales of merchandise from stores that were operational for at least the full preceding 12 months for the periods under consideration. When calculating this measure, we exclude stores that were temporarily closed (for one month or more) or permanently closed during the periods in consideration. We measure Same Store Sales growth by comparing the Same Store Sales of stores that were open during the measurement period. For example, if a store began operations on September 1, 2023, it would not be included in Same Store Sales growth for the years ending December 31, 2023 or 2024. However, such store would be included in Same Store Sales growth for the year ending December 31, 2025. Our calculation of Same Store Sales may differ from Same Store Sales or similar metrics reported by other retailers.

As a result of our strong sales growth and operational efficiency, we have a track record of growing Adjusted EBITDA, as reflected below.

Adjusted EBITDA[1]

Ps. MM

'21-'25 CAGR:
42.4%
1,066
1,609
2,268
3,370
4,384[2]
YoY Growth:
38.9%
918
1,276

	2021	2022	2023	2024	2025	3M'25	3M'26
Adjusted EBITDA Margin	4.6%	4.9%	5.1%	5.9%	5.6%	5.4%	5.6%
Net (loss) profit	(817)	(565)	(306)	334	(2,840)	(87)	(558)
Net Margin	(3.5%)	(1.7%)	(0.7%)	0.6%	(3.6%)	(0.5%)	(2.4%)

Notes:

1.
We calculate “Adjusted EBITDA” as net (loss) profit for the period, plus income tax expense, financial costs, net, total depreciation and amortization, non-cash share-based compensation expense, and a one-time account receivable write-off during the fourth quarter of 2025. We calculate “Adjusted EBITDA Margin” for a period by dividing Adjusted EBITDA for the corresponding period by total revenue for such period. See "Summary Financial and Other Information — Non-IFRS Financial Measures and Key Operating Metrics" for a reconciliation of net income (loss) for the period to EBITDA and Adjusted EBITDA.
2.
2025 Adjusted EBITDA excludes a one-time account receivables write-off.

Developing and retaining talent, as well as fostering a strong corporate culture, are key components of our business model and essential to sustaining our rapid growth rates and achieving efficiencies. We anticipate our personnel needs several years in advance and invest significant resources to ensure that we have the right talent at the right time.

We believe that the hard discount segment in Mexico has significant entry barriers for new participants, including: (i) the time and capital it takes to achieve scale and profitability given the inherent low gross margins of a hard discounter; (ii) the knowledge required to find competitive real estate and qualified personnel; (iii) the investment and know-how required to develop a meaningful private label product offering; and (iv) obtaining access to highly qualified senior management and experienced teams.

Our founder-led management team continues to run the business and has successfully transitioned the company from a startup to Mexico’s 96th most important company according to Expansión magazine’s ranking of the 500 most important companies in Mexico in 2025. Tiendas 3B was recognized by the Financial Times in 2025 as the third-fastest growing Mexican company and the 153rd fastest growing company in the Americas.

Our Business Model

Our business model is based on the following pillars:

•
High rotation of products: By limiting our selection of products, we have been able to achieve a high turnover of sales per SKU, which makes us a relevant buyer of the products we sell, in turn allowing for favorable terms with suppliers. In 2025, we had 20 Inventory Days, 59 Payable Days and minimal receivable balances, driving cash flow generation that supports our self-financed growth.
•
Strong private label offering: We own 113 different private label brands representing over 525 SKUs, that cover an array of food and non-food products. We outsource the manufacturing of these products to over 179 carefully selected manufacturers with tested supply reliability and quality controls. We are generally able to offer our private label products at a lower cost than that of the branded products they compete with. Further, our customer satisfaction studies and product analysis indicate that the quality of our private label products is comparable, if not better, than the competing branded products. Our enduring and long-term relationships with our suppliers have created a robust supplier ecosystem that underpins the strength of our private label product offering.
•
Value for money: By consistently delivering and improving value for money to our customers, including through our private label products, we have earned their trust, increased our wallet share and attracted new customers. As a result, we have achieved Same Store Sales growth of 18.3%, 13.4% and 17.6% during 2025, 2024 and 2023, respectively, well above Mexico’s inflation rates of 3.7%, 4.2% and 4.7% for the same periods. Our private label products are typically priced below the price of branded label alternatives in our competitor’s stores on a unit basis, offering tremendous value for money. For example, on a unit basis, based on our internal price check dated April 29, 2026, our private label Vaca Blanca whole milk was 37.5% cheaper than the leading brand alternative at our stores and our dairy formula LactiBu was priced 29.5% cheaper than the leading brand alternative at our stores, with LactiBu having a higher milk protein content. Similarly, on a unit basis, our private label Tajúa hot sauce was 37.5% cheaper than the leading brand alternative at our stores. As a further example, our private label Mayorela mayonnaise was 40.8% cheaper than the leading brand alternative at our stores.
•
Low-cost operations and virtuous cycle of efficiency: We have built a business model that allows us to generate operating profit while operating at market-leading low gross profit margins, by limiting our SKUs, decentralizing operations, focusing on simplicity, maintaining low capital expenditures per store, having a nimble and agile decision-making process, a horizontal management structure, and promoting a strong culture of efficiency. This allows us to offer and sustain everyday low prices to our customers. Our gross profit margin for 2025 was 16.2% and for the three months ended March 31, 2026 was 16.2%.
•
Rapid expansion: In 2025, we averaged a new store opening every 15.3 hours, which is faster than any other grocery retailer in Mexico. Our operations actively involve our regional personnel in the store opening process, with the goal of locating and securing the most attractive locations for new stores. Further, our low capital expenditure needed per new store which, combined with the attractive cash flow generation capacity of our stores, allows us to achieve attractive store payback periods on average (for these purposes, a payback period is, on a vintage basis, the average number of months it takes an operating store to recover the average investment per store, excluding stores that were permanently or temporarily closed). In addition, our negative working capital dynamics allow us to self-fund these investments. We are systematic in our approach to opening stores, and our recent vintages are showing a faster sales ramp-up and higher profitability vis-à-vis our older vintages for the same comparable period. With an estimated white space for at least 14,000 Tiendas 3B stores in Mexico, we are constantly looking to increase our number of stores and expand into new regions.

The Grocery Retail Industry in Mexico

Large and growing market

The Mexican formal grocery market had approximately US$158.6 billion annual sales for 2025 and is projected to grow at a 4.9% compounded annual rate from 2025 to 2030, according to Euromonitor. The market is expected to reach US$201.5 billion in annual sales by 2030.

Fragmented market: One dominant player but otherwise highly fragmented

The grocery market in Mexico is best viewed in two channels: the Modern (or organized) channel, which is a sub-set of the formal grocery market and which we define to include discounters, hypermarkets, supermarkets, convenience retailers and warehouse clubs, and the Traditional channel, which we define to include, among others, local grocers and food, drink, and tobacco specialty stores. The Modern channel, which represented US$103.4 billion in annual sales for 2025 based on data from Euromonitor, can be further divided into full-price retailers and discounters (including soft discounters and hard discounters, such as Tiendas 3B). Discounters represented 27.8% of the Modern channel for the year ended December 31, 2025, according to data from Euromonitor.

Walmex is the dominant player in the Modern channel, representing 39.1% of that channel’s total sales for 2025 based on data from Euromonitor. Walmex’s most successful format is Bodega Aurrera, a discounter which represented 17.4% of sales in the Modern channel. Beyond that, the market is highly fragmented.

The hard discount business model

Hard discount is still a nascent business model in Mexico within the Modern channel. According to Euromonitor, hard discounters, such as Tiendas 3B, only represented 3.6% of sales in the Mexican grocery market for 2025. Although large retail players, such as Walmex (through Bodega Aurrera Express) or FEMSA (through Tiendas BARA), have presence in discount formats, since inception, Tiendas 3B has successfully competed with those formats as well as with other established grocery players as shown by our growth track record.

Hard discount grocery retailers, like ourselves, are different from other retailers in the Modern channel. The hard discount model focuses on a limited assortment of high value for money, high rotation branded and private label products that address the consumer’s essential daily needs. A hard discounters operations seek to be highly efficient and simple, with streamlined logistics, distribution, storefront operations and standardized no-frill store layouts with flexible locations. As a result of the efficiencies in the business model, hard discounters who achieve scale tend to have low gross margins and yet can achieve high returns on invested capital.

Tiendas 3B’s addressable market

Our stores serve low-to-middle income households, which according to the National Survey of Household Income and Expenditure published by INEGI in 2024, spent US$294.0 billion in 2024, or 71.7% of the Mexican population’s total current monetary spend. According to data from INEGI, approximately 48.5% of annual average Mexican household total current monetary spend within the second to ninth income decile is destined to food (excluding fruits and vegetables), beverages and tobacco, personal care products and house cleaning products. Our product offering covers all of these categories. Further, approximately 35.0% of annual average Mexican household current monetary spend within the second to ninth income decile is destined to food (excluding fruits and vegetables) and beverage products alone, such as the ones we sell.

Tiendas 3B's Target Customer Base…

Household Income Deciles	Household Annual Average Income Range[(1)(2)(3)]
X	~US$52k
VI-IX	**~US$14k–27k**
II-V	**~US$6k–12k**
I	~US$4k

Our typical customer (VI-IX and II-V)

…Is Large and Has Meaningful Spending Capacity

129 MM People
US$669 Bn Per Year
US$410 Bn Per Year
X
VI-IX
II-V
I
10%
40%
40%
10%
30%
46%
21%
2%
25%
46%
26%
4%
~80% of population
~68% of income
~72% of spending
Population
Total Current Income
Total Current Spending(4)

Food, Beverages & Tobacco (excluding fruit & vegetables)
Personal Care
House Cleaning Products
Other(2)
US$294 Bn Per Year(1)
35%
8%
6%
51%
We cover ~49% of our customers' share of wallet

Source: INEGI as of 2024		Source: INEGI as of 2024
Notes:		Notes:
1. 2.	Considers an exchange rate of Ps.18.0667 per US$1.00 Each household has on average 3.35 members	1. 2.	Total current monetary spend for income deciles II to IX Includes transportation & communications, education, housing, clothing, fruit and vegetables, and healthcare
3.	Range considers average income by income decile
4.

Excludes non-monetary expenses with an estimated value of US$117.2 billion. Non-monetary expenses include self-consumption, payments in kind, gifts, and the estimated rent households would have had to pay if they didn’t own their house

Tiendas 3B’s whitespace opportunity

We believe that there is a large whitespace opportunity for Tiendas 3B. This opportunity will be driven by market expansion as a result of favorable demographic trends, the under-penetration of hard discount stores in the Mexican grocery market, and hard discount’s growing appeal with the Mexican consumers. Tiendas 3B’s addressable market is large and poised for continued growth.

Based on our estimates as of December 31, 2025, we believe there is a potential to open at least 14,000 Tiendas 3B stores in Mexico at current population levels in urban areas alone. We have mapped out whitespace by identifying communities with over 10,000 inhabitants as our stores are designed to adequately serve that number of people in a trade area of 800 meters from each store. This would represent more than a three-fold increase over our 3,469 stores as of March 31, 2026.

Hard discount in Mexico has significant growth potential when compared to other countries

The hard discount retail market in Mexico appears to be underpenetrated when compared to other countries with more established hard discount retail markets.

According to Euromonitor, in 2025, the hard discount market in Mexico represented only 3.6% of Euromonitor’s measurement of the Mexican grocery market. In contrast, grocery retailers which we consider hard discounters in Germany (i.e., Aldi and Lidl), in Poland (i.e., Biedronka, Aldi and Lidl), and in Turkey (i.e., BIM and A101), which are countries with successful and mature hard-discount markets, represented 25.3%, 36.0% and 26.2%, respectively, of their corresponding grocery market’s annual sales in 2025 based on data from Euromonitor.

Source: Euromonitor

Notes:

1.	Considers Biedronka, Lidl and Aldi	3.	Considers Aldi and Lidl
2.	Considers BIM and A101	4.	Considers Tiendas 3B, Tiendas Neto and Tiendas Bara

Although the Mexican food retail market has other features that differentiates it from those of Germany, Poland and Turkey at the time the hard discount model was introduced in those countries, including having a highly developed and efficient food retailers, we believe that these markets exemplify how the hard discount model can prosper even as countries grow richer. Initially, similar to Mexico, German and Polish consumers were attracted to hard discount given the great value proposition. At the time hard discount was introduced in Germany (1946, following the Second World War), in Poland (1990, following the fall of the Soviet Union) and Turkey (1995), German real gross domestic product per capita, adjusted for inflation to date and price differences between countries was US$7,195, Poland’s was US$8,150 and Turkey’s was US$9,963. Even as per capita income ramped up in those countries, hard discounter penetration continued to increase. Although there is no assurance that the Mexican market will develop in the same fashion, we believe Mexican consumers are increasingly attracted to the hard discount model’s value proposition.

Our Competitive Strengths

Since inception, we have successfully competed with well-established grocery retailers and our sustainable competitive advantages have allowed us to thrive. We believe that as we continue to grow, our advantages will become more pronounced:

Rapid store expansion capacity

We opened our first store in February 2005, and as of March 31, 2026, we had 3,469 stores and 20 distribution centers. As our sales have grown, the pace of our store openings has accelerated naturally, as illustrated in the chart below. We had 396 net new store openings during 2023, 484 net new store openings during 2024 and 574 net new store openings in 2025, which translates into an average of one new store opening every 15.3 hours in 2025.

Stores
3,469 stores as of 1Q'26
1,181 new stores since 2023
1,039 new stores in 3 years
671 new stores in 6 years
563 new stores in 9 years
15
114
300
578
804
1,249
2,288
3,346
Laying out the foundations
Consolidation and regional expansion
Hyper growth

Year	2005	2008	2011	2014	2017	2020	2023	2025
Regions	0	1	3	5	6	10	14	20
# of Store Openings / Region / Month	1	3	2	1	2	1	2	2

We are the fastest growing retailer in Mexico in terms of sales, based on a comparison of our sales growth figures with Euromonitor’s analysis of sales growth for the 15 largest grocery retailers in Mexico. As shown below, Tiendas 3B has significantly outpaced incumbent retailers, with a total revenue CAGR of 35.6% from 2021 to 2025.

2021 - 2025 Total Retail Sales CAGR(1)

Notes:

1.
Comparison of the 15 largest offline grocery retail local brands in Mexico in terms of estimated offline grocery retail value (excluding value added tax) in Mexican pesos at current prices for the year, according to Euromonitor. Tiendas 3B’s total revenue CAGR calculated based on reported total revenue.
2.
Only includes Walmart Supercenter format in Mexico.

Sales growth underpinned by strong fundamentals

Our Same Store Sales growth and expansion are underpinned by strong store level fundamentals. Although growth through geographic expansion and store openings is a strong component of our expansion strategy, we believe our model is sustainable and scalable given the combined effect of growing average ticket size and a growing volume of transactions per store at our existing stores.

Strong Increase in Total Transactions Over Recent Years

Total Number of Transactions (MM)

'21-'25 CAGR:
26.1%
YoY Growth:
18.0%
326
409
533
671
825
189
223
22.7
23.8
25.6
26.8
27.5
2021
2022
2023
2024
2025
3M'25
3M'26
Average transactions per store per month ('000)(1), stores with 5+ years

Notes:		Notes:
1.	We calculate average ticket size by dividing revenue from sales of merchandise by total number of transactions.	1.	Average transactions per store per month, only considering stores from vintages with five or more years of operations.

High rotation of our inventory to generate significant negative working capital

By focusing on high rotation items and limiting them to one-brand one-size, curated to satisfy most grocery needs of the average Mexican family, we are able to keep low Inventory Days. In 2025, we had 20 Inventory Days.

Our supplier payment terms (59 Payable Days for 2025) and low Inventory Days (20 Inventory Days for 2025), create a favorable negative working capital cycle that has enabled us to self-fund our rapid expansion. Our negative working capital for 2023, 2024 and 2025 and the three months ended March 31, 2026, was Ps.4,558,781 thousand, Ps.2,633,277 thousand, Ps.5,876,142 thousand and Ps.6,365,299 thousand, respectively. Net cash flows provided by our operating activities were Ps.3,140,349 thousand, Ps.3,748,537 thousand, Ps.4,681,613 thousand and Ps.1,960,664 thousand for 2023, 2024, 2025 and the three months ended March 31, 2026, respectively, compared to cash for investing activities for the purchase of property, furniture, equipment and leasehold improvements of Ps.1,798,019 thousand, Ps.2,435,695 thousand, Ps.3,548,943 thousand and Ps.706,574 thousand for 2023, 2024, 2025 and the three months ended March 31, 2026, respectively.

Notes:

1. We calculate working capital as total current assets minus total current liabilities.

2. We calculate “Working Capital ex. IPO proceeds” as working capital minus the net proceeds from our IPO net of underwriting fees and repayment of promissory and convertible notes, assuming the exchange rate to pay foreign currency-denominated obligations due on the closing date of each period, as published by the Mexican Central Bank in the Official Gazette.

3. We calculate the percentage of working capital to total revenue for a period by dividing the corresponding working capital by the last twelve months of total revenue for the corresponding period.

Lean operational model designed to maximize efficiency and minimize costs

Our limited assortment of products allows us to simplify and optimize operations leading to low sales expense as a percentage of total revenue, which was 10.7% for 2024, 10.4% for 2025 and 10.3% for the three months ended March 31, 2026.

Every aspect of our operations has been carefully optimized for efficiency. We reduce working hours and operating costs by designing our products and packaging with efficiency in mind, choosing the right truck sizes and equipment, making judicious use of technology and efficiently distributing refrigerated goods, store orders, and managing our proprietary logistics infrastructure. For example, we reduce time and costs from stocking shelves by selling directly from the box (usually lidless) that arrives from our distribution centers. Our trucks and stores are designed to allow one driver to unload a store delivery single-handedly in 30 minutes or less and our distribution centers are strategically located to allow optimal re-stocking efficiency and route planning.

Standard supermarkets, with a larger number of SKUs are more complex and costly to run. They need higher gross margins to sustain their operations. By being able to operate at lower costs, we can achieve positive operating profit even with low gross margins, and can offer sustainable lower prices, which we believe is very hard to replicate for traditional grocery retailers.

Significant purchasing power

As our sales have grown, so has our purchasing power. We believe we can buy at very competitive prices since our sales are concentrated in a relatively lower number of SKUs. This allows us to continually lower our purchase costs, improve our payment terms and develop strong supplier relationships, which in turn enables us to transfer generated savings on to our customers. Further, we cooperate closely with our private label suppliers to help them negotiate better terms on their own supplies and raw materials, which also translates into savings for our customers.

Building and constantly reinforcing customer trust and loyalty

We have built enduring customer relationships based on trust in our pricing and quality. We believe that this trust is a cornerstone of our business, allowing us to accelerate our sales growth and eventually expand into higher ticket items and additional product categories (so long as they also deliver our characteristic value-for-money). We offer a no-questions-asked no-receipt-needed money-back return policy on all products we sell. This guarantee helps build trust and encourages our customers to try our private label products.

Decentralized and nimble organization that is close to the action

We have a decentralized and lean organizational structure built around autonomous regions each led by a regional director. As of March 31, 2026, we had 20 operating regions. Each region consists of up to 200 stores supported by a single distribution center with functional support areas, such as human resources, real estate, logistics, IT and regional purchasing and accounting. For example, the regional directors decide which new stores to open (within company guidelines) without requiring headquarters’ approval. All regions are similarly sized and configured in terms of operations and the model is readily replicable. As each region increases the number of stores it operates beyond 200, a new region is formed in adjacent geographies and stores are shifted accordingly to optimize logistics.

We believe this approach has many benefits. Decisions are closer to the action and therefore nimble. There is less bureaucracy. Opening new regions is rapid, efficient, and cost effective. Benchmarking among similar regions makes managing the entire business efficient and allows us to maintain a small central office even at scale.

We invest significantly in human resource development and our culture. We believe this is essential to maintaining sustainable profitable growth and managing a decentralized structure. We achieve these goals by long-term planning, a belief in the concept of talent density, and investing in in-person training, which is supplemented by more than 100 training modules found in our online “Universidad 3B,” which is designed to foster a strong cultural affinity and operational excellence across the organization.

Founder-led management team with leading industry expertise

We are a founder-led company with a solid management team, the core of which has been working together for more than 18 years, since inception. Our management team has 150+ years of combined experience in the retail and hard discount industry, has extensive knowledge of the Mexican grocery market, and has held relevant positions within local and international players. The trajectory and continuity of our management team contribute to a strong and stable corporate culture that is both customer and employee-centric. Our management team has developed highly specialized know-how that we believe is hard to replicate and a key differentiating factor that has propelled our success.

Our Strategy

Unrelenting focus on lean operating model to support profitable growth

Our business model has proven to be sustainable and resilient through different economic cycles, which we expect to continue. We believe we still have room to continue to improve our operating margins through the scalability of our platform. We have sustainably low operating costs as a percentage of sales, driven by scale, rigorous cost discipline, the judicious use of technology, making our processes even more efficient, and better integrating with our private label suppliers. We believe our current operational structure will allow us to continue supporting our expansion efforts at marginal incremental costs.

Rapidly expanding number of stores in contiguous regions, while maintaining low investment requirements per new store

We aim to open stores in places that are convenient for our customers, most of which access our stores on foot. We follow a disciplined approach to our geographic expansion without compromising our supply and distribution capabilities. Our standardized format and requirements assure that our capital requirements for new stores remain low, an important component as we fund our rapid expansion.

As of March 31, 2026, our stores were concentrated in 17 states, mostly concentrated in the central region of Mexico, including: Mexico City, State of Mexico, Hidalgo, Puebla, Tlaxcala, Morelos, Querétaro, Guanajuato, Michoacán, Guerrero, Veracruz, Aguascalientes, Nayarit, Jalisco, Zacatecas, San Luis Potosí and Oaxaca. This geographic footprint has resulted from progressive expansion as we add new distribution centers to support stores in new areas, in each case targeting critical density to support the efficiencies of our structure. Our store location map reflects our disciplined expansion approach.

Red pins represent distribution centers.

We continue to consolidate our private label leadership by continuing to develop new private label product lines that offer higher value for money than branded alternatives to our customers. We work closely with over 179 suppliers of our private label products to develop new and innovative product lines. Our close relationship and integration allow us to adapt our offering to changing customer needs and preferences. As we increase our private label sales penetration going forward, we will drive greater value to our customers, which we expect will translate into sales growth, while also increasing control of our margins and improving our profitability.

Our frequent client interactions, extensive market studies, and ongoing testing of products, allow us to understand and anticipate customer preferences, and to meet their evolving needs. Our team of 58 purchasers as of March 31, 2026 work hand in hand with our suppliers to continuously innovate and improve our portfolio of products.

We help our suppliers grow alongside us by providing transparency of our growth plans, paying them on time and facilitating access to our wide network of other supplier relationships. We see suppliers as strategic partners because we often find opportunities to develop brands and product presentations, aiming to increase the quality and improve the price of our products. We also help suppliers by sharing best practices we see from suppliers of other of our products (for example access to better packaging and labeling alternatives), which creates efficiencies across our business. Our annual private label supplier fair assists this exchange of ideas and solidifies our supplier ecosystem.

Increasing our sales of “Los Irrepetibles”

We intend to increase the sales contribution of “Los Irrepetibles,” our spot product offering that includes grocery and non-grocery products such as, electronics, apparel, home goods, and others. We offer a changing selection of approximately 40 spot products every two weeks on average. These products offer notably high value for money and add a treasure hunt factor to the shopping experience. We call them “Los Irrepetibles” because they are offered at prices so low that they will not be “repeated” (replenished) once we sell out.

Part of our strategy is to selectively offer higher ticket spot items that still offer tremendous value for money. We are currently conducting tests on a limited scale to assess our customers’ acceptance of these price points and product price elasticity. Going forward, we plan to expand our spot product purchasing division to improve purchasing capacity and product sourcing.

Introducing new categories of products and services

We plan to selectively introduce new product categories to meet our customers’ needs. At any moment we are actively testing several new product categories, such as fresh fruits and vegetables, fresh proteins and prepared frozen foods, among others. Additionally, we plan to expand our assortment within certain categories, including cosmetics and ice creams. Based on our internal analysis, we believe there is sufficient demand to introduce SKUs to our offering and drive additional sales and wallet penetration.

Additionally, we believe that our increasingly ubiquitous store footprint can be leveraged to increase the services we offer to our customers at our locations. Currently we offer utility and service payments, top-ups, amongst others. We see opportunities to expand our service offering given our customers’ frequent store visits each week.

Store Unit Economics

The strength of our unit economics is a key element of what makes our business model attractive. By pursuing a target driven and disciplined expansion strategy we have been able to shorten our store sales ramp-up periods in real terms, where each new store vintage achieves a higher level of sales, adjusted by inflation, earlier than older vintages as shown below.

Source: Company information

Notes:

1. “Sales Ramp-up Evolution by Vintage” measures, for stores of the same vintage, the median of such stores’ revenue from sales of merchandise during 12-month periods since the start of operation. When calculating this measure, we exclude the first calendar month of a store’s operations to account for stores that are not open for the entire month, as well as stores that have been permanently closed. Considers stores opened in the corresponding vintage that remained open as of December 31, 2025.

2. 12-month period since opening, excludes month 1 (i.e., period 1 is from month 2 through month 13 since opening).
3. Median 12-month period sales of all stores opened in the corresponding vintage (excludes first month to “normalize” dates in which stores are operational since opening). Closed stores are excluded from median calculation.
4. All figures in real Ps. terms as of December 31, 2025, adjusted for inflation using Mexican National Consumer Price Index (Índice Nacional de Precios al Consumidor), as provided by INEGI and as published by the Mexican Central Bank.

As part of our disciplined expansion strategy, we seek to open stores that will meet the following target unit economics by their 36th month of operations.

Target Unit Economics(1)
Sales per Store (Ps. thousands)	Ps.	29,700
4-Wall Profitability Margin (%)		10.2%
Average investment per store (Ps. thousands)	Ps.	5,500
Payback period (months)		26 months
Cash-on-cash return (%)		55%

(1)
Reflects targets for the 36th month of operations on an annualized basis.

These per store targets are based on the historical performance of our 2020 to 2025 vintages. As a reference, during 2025, our 2022 vintage stores, which is the most recent vintage with stores that have been operating for at least 36 months, achieved on a vintage basis, Ps26.3 million of Sales per Store and a 4-Wall Profitability Margin of 10.6%. For each store, we target a 55% cash-on-cash return by the 36th month, based on a targeted average investment per store of Ps.5,500 thousand. Our goal is for each store to have a 26-month payback period. Based on our historical data, we believe that our targets are applicable to our stores generally, regardless of region or whether the store is in an urban, suburban or rural setting.

Notes:

1. “Sales per Store” is the average of the revenue from sales of merchandise for a store open for a full year in consideration.

2. “4-Wall Profitability” for a given vintage is defined as revenue from sales of merchandise, minus cost of sales, plus discounts and rebates, plus differences with suppliers, minus private label packaging expenses, minus shrinkage, minus store expenses, which include store personnel expense, rent expenses, advertising, water, electricity, security, store and office equipment maintenance, building maintenance, stationery, waste and recyclable recollection services, among others. 4-Wall Profitability Margin for a period is calculated by dividing 4-Wall Profitability of stores of a certain vintage for the corresponding period by revenue from sales of merchandise for stores of that vintage for such period.

3. “Cash-on-cash” is calculated by dividing the 4-Wall Profitability by the Average Investment per Store. The “Average Investment per Store” measures the average investment required to open a store of a given vintage. We calculate the Average Investment per Store by adding the cumulative aggregate investment (including remodeling, furniture and equipment, shelving, refrigeration equipment, security equipment, moving equipment, computer equipment, and others) incurred for all stores of a given vintage and then dividing the sum by the number of stores that opened during such vintage.

Recent Developments

Shareholders Meeting and Board Elections

On April 29, 2026, we held our Annual General Meeting of Shareholders, where K. Anthony Hatoum and Juan Pablo Cappello were re-elected as Class II directors of the Company. Our shareholders also elected Halil Erdogmus as a Class II director of the Company for the first time, in place of Alexis Meffre, who elected not to stand for re-election. We are thankful to Mr. Meffre for his service on our board during a transformational time for our Company.

Proceedings Against Payment Terminal Provider

As disclosed in our 4Q25 results, we recognized a one-time write-off of an account receivable relating to the termination of our payment terminal provider. We continue to pursue legal proceedings against the provider. These proceedings are subject to the general risks of litigation described in our annual report on Form 20-F for the year ended December 31, 2025, filed with the U.S. Securities and Exchange Commission on April 2, 2026, including, among others, costs, counter legal actions, diversion of management time, adverse publicity or damage to our reputation and brand image, even if such actions are unfounded. Legal proceedings in Mexican courts may be protracted and success on the merits is not assured.

Other Recent Developments

In May 2026, Andrea Castelli assumed the role of Director of Information Technology at the Company following Pablo Grattarola's departure. We believe Mr. Castelli's experience and insight will be instrumental as we continue to scale.

Our Corporate Structure

The Issuer is a holding company incorporated in the British Virgin Islands. The Issuer has no material operations of its own and substantially all of its operations are conducted through the Issuer’s Mexican subsidiary. Investors in the Class A common shares are purchasing equity interests in the British Virgin Islands holding company, and not in such Mexican subsidiary. We indirectly hold 100% equity interests in our principal Mexican subsidiary.

The following chart presents the key elements of our corporate structure, including our principal subsidiary.

BBB Foods Inc.
BVI
Lothian Shelf Limited
Scotland
BBB Foods Limited Partnership
Scotland
Tiendas Tres B, S.A de C.V.
Mexico

Corporate Information

We were incorporated on July 9, 2004 under the laws of the British Virgin Islands with company number 605635. Our principal executive offices are located at Av. Presidente Masaryk 8, Polanco V Sección, Miguel Hidalgo, Mexico City, Mexico 11560. Our registered office is located at Commerce House, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola VG1110, British Virgin Islands. Our website is www.tiendas3b.com and our investor relations website is https://www.investorstiendas3b.com/. The information contained in, or accessible through, our website is not incorporated by reference in this prospectus supplement or the accompanying prospectus and does not form a part thereof. You should not consider such information in deciding whether to invest in our Class A common shares.

Conventions that Apply to this Prospectus Supplement

Except as otherwise indicated or the context requires, all information in this prospectus supplement assumes:

•
a public offering price of US$34.39 per Class A common share, the last reported sale price of our Class A common shares on the New York Stock Exchange on May 26, 2026;
•
no exercise by the underwriters of their option to purchase up to 1,995,626 additional Class A common shares from us in connection with this offering;

•
the subscription and payment by our principal shareholder of 10,000 Class B common shares in connection with the exercise of its preemptive rights under our memorandum and articles of association; and
•
no conversion of Class B common shares and Class C common shares into Class A common shares, except for those to be converted in connection with the Class A common shares to be sold by the selling shareholders in this offering.

See also "Principal Shareholders" for other information to consider regarding our calculation of the share numbers presented in this prospectus supplement.

All of our Class C common shares are subject to the restrictions on transfer of Class C common shares described under “Description of Our Share Capital—Class C Common Shares” in the accompanying prospectus and “Item 10. Additional Information—B. Memorandum and Articles of Association—Class C Common Shares” in our 2025 Annual Report, incorporated by reference herein. The Class C common shares held by the selling shareholders to be sold in this offering will automatically convert into Class A common shares on a share-for-share basis immediately prior to the settlement of this offering. As a result, purchasers of our common shares in this offering will only receive Class A common shares, and only Class A common shares are being offered by this prospectus supplement. Class C common shares that are not sold by the selling shareholders will remain Class C common shares unless otherwise converted into Class A common shares. See “Description of Share Capital” in the accompanying prospectus and “Item 10. Additional Information—B. Memorandum and Articles of Association” in our 2025 Annual Report, incorporated by reference herein.

The Offering

This summary highlights information presented in greater detail elsewhere in this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all the information you should consider before investing in our Class A common shares. Before investing in our Class A common shares, you should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including the information set forth under “Our Share Capital” in the accompanying prospectus and the information set forth under “Item 10. Additional Information—B. Memorandum and Articles of Association”, included in our 2025 Annual Report, incorporated by reference herein.

Issuer.......................................................................	BBB Foods Inc.
Selling shareholders................................................	See “Selling Shareholders.”
Class A common shares offered by us....................

700,000 Class A common shares, if the underwriters do not exercise their option to purchase additional Class A common shares from us, or 2,695,626 Class A common shares, if the underwriters exercise in full their option to purchase additional Class A common shares from us.

Class A common shares offered by the selling shareholders.....................................................

12,604,174 Class A common shares, all of which are issuable upon conversion of Class C common shares held by existing holders of our Class C common shares. We will not receive any proceeds from the sale of any Class A common shares by the selling shareholders.

Class B common shares issuable in connection with the preemptive rights subscription.....................................................	10,000 Class B common shares
Total common shares to be outstanding immediately prior this offering........................	Immediately prior to this offering, we had 62,638,444 Class A common shares, 5,200,000 Class B common shares and 50,018,705 Class C common shares outstanding.
Total common shares to be outstanding immediately after this offering........................

75,942,618 Class A common shares, if the underwriters do not exercise their option to purchase additional Class A common shares from us, or 77,938,244 Class A common shares, if the underwriters exercise in full their option to purchase additional Class A common shares from us;

5,210,000 Class B common shares; and

37,414,531 Class C common shares.

Offering price..........................................................

On May 26, 2026, the last reported sale price of our Class A common shares on the New York Stock Exchange was US$34.39. The final public offering price will be determined through negotiation between us, the selling shareholders and the underwriters in the offering and the recent market price used throughout this prospectus supplement may not be indicative of the final offering price.
Voting rights...........................................................

The Class A common shares are entitled to one vote per share, whereas the Class B common shares (which are not being sold in this offering) are entitled to 15 votes per share. The Class C common shares (which are not being sold in this offering) are entitled to one vote per share.

Each Class B common share may be converted into one Class A common share at the option of the holder.

If, at any time, the number of outstanding Class B common shares represents less than 1.0% of the aggregate common shares of the Issuer then outstanding, then each Class B common share will convert automatically into one Class A common share.

In addition, each Class B common share will convert automatically into one Class A common share upon any transfer, except for transfers to affiliates and others as described under “Description of Share Capital” in the accompanying prospectus.

Each Class C common share will be converted into one Class A common share upon any transfer, except for transfers to affiliates and others as described under “Description of Share Capital” in the accompanying prospectus and shall be converted automatically upon the expiry of certain transfer restrictions applicable to the Class C common shares.

Holders of Class A common shares, Class B common shares and Class C common shares will vote together as a single class on all matters unless otherwise required by law and subject to certain exceptions set forth in our memorandum and articles of association as described under “Description of Share Capital” in the accompanying prospectus.

Upon consummation of this offering, assuming no exercise of the underwriters’ option to purchase additional Class A common shares from us, (1) holders of Class A common shares will hold approximately 39.7% of the combined voting power of our outstanding common shares and approximately 64.1% of our total equity ownership; (2) holders of Class B common shares will hold approximately 40.8% of the combined voting power of our outstanding common shares and approximately 4.4% of our total equity ownership; and (3) holders of Class C common shares will hold approximately 19.5% of the combined voting power of our outstanding common shares and approximately 31.6% of our total equity ownership.

If the underwriters exercise their option to purchase additional Class A common shares from us in full, (1) holders of Class A common shares will hold approximately 40.3% of the combined voting power of our outstanding common shares and approximately 64.6% of our total equity ownership; (2) holders of Class B common shares will hold approximately 40.4% of the combined voting power of our outstanding common shares and approximately 4.3% of our total equity ownership; and (3) holders of Class C common shares will hold approximately 19.3% of the combined voting power of our outstanding common shares and approximately 31.0% of our total equity ownership.

The rights of the holders of Class A common shares, Class B common shares and Class C common shares are identical, except with respect to voting, conversion, preemptive rights (as detailed below) and transfer restrictions applicable to the Class B common shares and conversion rights and transfer restrictions applicable to the Class C common shares. Holders of Class B common shares are entitled to preemptive rights to purchase additional Class B common shares in the event that additional Class A common shares are issued, upon the same economic terms and at the same price, in order to maintain such holder’s proportional ownership and voting interest in the Issuer. Our principal shareholder, as holder of Class B common shares has elected to partially exercise such preemptive rights in connection with the offering. See “Description of Share Capital” in the accompanying prospectus for a description of the material terms of our common shares and the difference between our Class A common shares, Class B common shares and Class C common shares.

Option to purchase additional Class A common shares...............................................................

We have granted the underwriters the option to purchase up to an additional 1,995,626 Class A common shares from us within 30 days of the date of this prospectus, at the public offering price, less underwriting discounts and commissions, on the same terms as set forth in this prospectus supplement.

Listing.....................................................................	Our Class A common shares are listed on the New York Stock Exchange under the symbol “TBBB.”
Use of proceeds.......................................................

We estimate that the net proceeds to us from this offering will be approximately US$ , after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds to us from this offering for general corporate purposes, which may include making strategic investments. We will have broad discretion in allocating the net proceeds to us from this offering. See “Use of Proceeds.”

We will not receive any of the proceeds from Class A common shares sold by the selling shareholders.

Share capital before and after this offering.............

As of the date of this prospectus supplement, we are authorized to issue an unlimited number of Class A common shares, an unlimited number of Class B common shares and an unlimited number of Class C common shares.

Dividend policy......................................................

The amount of any distributions will depend on many factors, such as our results of operations, financial condition, cash requirements, prospects and other factors deemed relevant by our board of directors and shareholders. We currently intend to retain all available funds and future earnings, if any, to fund the development and expansion of our business and we do not anticipate paying any cash dividends in the foreseeable future. See “Item 8: Financial Information—A. Consolidated Statements and Other Financial Information—Dividends and Dividend Policy” in our 2025 Annual Report.

Lock-up agreements................................................

We have agreed to certain limitations on transfer on our common shares for a period of 60 days after the date of this prospectus supplement without first obtaining the consent of J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC.

In addition, under our memorandum and articles of association, holders of our Class B common shares and Class C common shares are subject to restrictions on the transfer of such shares for 24 months from the expiry of the initial 180-day lock-up period relating to our initial public offering (our “IPO”). Such lock-up period expires on August 6, 2026. See “Description of Share Capital” in the accompanying prospectus.

Risk factors.............................................................

See “Risk Factors” and the other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider before deciding to invest in our Class A common shares.

Unless otherwise indicated, all information contained in this prospectus supplement assumes no exercise of the option granted by us to the underwriters to purchase up to 1,995,626 additional Class A common shares from us in connection with this offering.

Summary Financial and Other Information

The following tables set forth, for the periods and as of the dates indicated, our summary financial and operating data. The financial information presented herein has been derived from our audited consolidated financial statements as of December 31, 2025, and 2024, and for the years ended December 31, 2025, 2024 and 2023, together with the notes thereto, included in our 2025 Annual Report, incorporated by reference herein, and our unaudited interim condensed consolidated financial statements as of March 31, 2026 and for the three-month periods ended March 31, 2026 and 2025, together with the notes thereto, included in our Q1 Form 6-K, incorporated by reference herein, prepared in accordance with IFRS as issued by the International Accounting Standards Board.

The summary consolidated historical financial data below should be read in conjunction with the information set forth under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Q1 Form 6-K, incorporated by reference herein, our audited consolidated financial statements as of December 31, 2025 and 2024 and for the years ended December 31, 2025, 2024 and 2023, together with the notes thereto, included in our 2025 Annual Report, incorporated by reference herein, and our unaudited interim condensed consolidated financial statements as of March 31, 2026 and for the three months ended March 31, 2026 and 2025, together with the notes thereto, included in our Q1 Form 6-K, incorporated by reference herein.

Our consolidated financial statements are stated in Mexican pesos.

Summary Consolidated Statements of Comprehensive Income Data

	For the three months ended March 31						For the years ended December 31,
	2026		2026		2025		2025		2025		2024		2023
	(thousands of US$, except outstanding shares and per share amounts)		(thousands of Ps., except outstanding shares and per share amounts)				(thousands of US$, except outstanding shares and per share amounts)		(thousands of Ps., except outstanding shares and per share amounts)
Revenue from sales of merchandise	US$	1,263,541	Ps.	22,828,010	Ps.	17,105,497	US$	4,319,777	Ps.	78,044,107	Ps.	57,333,327	Ps.	43,987,803
Sales of recyclables		1,790		32,336		26,291		6,024		108,836		105,692		90,656
Total revenue		1,265,330		22,860,346		17,131,788		4,325,801		78,152,943		57,439,019		44,078,459
Cost of sales		(1,060,312)		(19,156,344)		(14,388,253)		(3,625,979)		(65,509,469)		(48,062,913)		(37,038,542)
Gross profit		205,018		3,704,002		2,743,535		699,822		12,643,474		9,376,106		7,039,917
Sales expenses		(130,864)		(2,364,285)		(1,763,113)		(449,607)		(8,122,907)		(6,121,566)		(4,822,912)
Administrative expenses		(76,338)		(1,379,176)		(705,586)		(281,982)		(5,094,478)		(1,987,075)		(1,386,929)
Other income (expense) – Net		1,164		21,029		22,579		(5,608)		(101,319)		61,044		(36,213)
Operating (loss) profit		(1,020)		(18,430)		297,415		(37,374)		(675,230)		1,328,509		793,863
Financial income		1,997		36,084		37,779		9,558		172,674		155,863		26,069
Financial costs		(25,312)		(457,303)		(318,467)		(83,486)		(1,508,313)		(1,257,254)		(1,527,107)
Exchange rate fluctuation		905		16,356		8,815		(21,307)		(384,951)		490,428		606,270
Financial costs – Net		(22,409)		(404,863)		(271,873)		(95,235)		(1,720,590)		(610,963)		(894,768)
(Loss) profit before income tax		(23,429)		(423,293)		25,542		(132,610)		(2,395,820)		717,546		(100,905)
Income tax expense		(7,470)		(134,966)		(112,521)		(24,562)		(443,751)		(383,124)		(205,248)
Net (loss) profit for the period	US$	(30,900)	Ps.	(558,259)	Ps.	(86,979)	US$	(157,172)	Ps.	(2,839,571)	Ps.	334,422	Ps.	(306,153)
Weighted average outstanding Class A common shares		—		—		—		—		—		—		12,000,000
Weighted average outstanding basic shares		117,239,083		117,239,083		113,844,994		115,022,874		115,022,874		109,203,573		—
Weighted average outstanding diluted shares		117,239,083		117,239,083		113,844,994		115,022,874		115,022,874		139,606,695		—
Basic (loss) earnings per share	US$	(0.26)	Ps.	(4.76)	Ps.	(0.76)	US$	(1.37)	Ps.	(24.69)	Ps.	3.06	Ps.	(25.51)
Diluted (loss) earnings per share	US$	(0.26)	Ps.	(4.76)	Ps.	(0.76)	US$	(1.37)	Ps.	(24.69)	Ps.	2.40	Ps.	(25.51)

(1)
Translated into U.S. dollars for convenience only at the rate of Ps.18.0667 per US$1.00, the exchange rate to pay foreign currency denominated obligations due on March 31, 2026 published by the Mexican Central Bank in the Official Gazette.
(2)
For the year ended December 31, 2023, the loss per share was estimated using the weighted average number of Class A common shares, totaling 12,000,000 shares. For subsequent periods, the calculation was adjusted as the liquidity preference was eliminated following the redesignation of the existing shares into Class A common shares, Class B common shares and Class C common shares. See Note 16 to our interim unaudited condensed consolidated financial statements as of March 31, 2026 and for the three-month periods ended March 31, 2026 and 2025 for further information.

Consolidated Statement of Financial Position Data

	As of March 31,				As of December 31,
	2026		2026		2025		2025		2024		2023
	(thousands of US$)		(thousands of Ps.)		(thousands of US$)		(thousands of Ps.)		(thousands of Ps.)
Assets
Current assets:
Cash and cash equivalents	US$	74,364	Ps.	1,343,519	US$	78,999	Ps.	1,427,248	Ps.	1,447,166	Ps.	1,220,471
Short-term bank deposits		151,025		2,728,532		150,078		2,711,422		3,058,691		—
Sundry debtors		11,672		210,880		6,921		125,033		95,058		11,020
VAT and other taxes receivable		64,609		1,167,280		64,876		1,172,101		843,926		731,186
Advanced payments		7,152		129,211		4,037		72,927		70,925		72,998
Inventories		228,063		4,120,346		233,436		4,217,417		3,038,373		2,357,485
Total current assets	US$	536,887	Ps.	9,699,768	US$	538,347	Ps.	9,726,148	Ps.	8,554,139	Ps.	4,393,160
Non-current assets:
Guarantee deposits		8,814		159,231		6,039		109,096		72,652		33,174
VAT receivable		17,296		312,477		18,465		333,607		174,936		—
Property, furniture, equipment, and lease-hold improvements – Net		550,713		9,949,559		517,464		9,348,874		6,455,625		4,606,300
Right-of-use assets – Net		629,050		11,364,858		570,394		10,305,131		7,028,346		5,520,596
Intangible assets – Net		1,856		33,532		1,540		27,819		6,790		6,771
Deferred income tax		41,278		745,758		37,389		675,504		484,325		403,801
Total non-current assets		1,249,006		22,565,415		1,151,291		20,800,031		14,222,674		10,570,642
Total assets	US$	1,785,892	Ps.	32,265,183	US$	1,689,638	Ps.	30,526,179	Ps.	22,776,813	Ps.	14,963,802

Liabilities and Stockholders’ Equity
Current liabilities:
Suppliers	US$	668,562	Ps.	12,078,709	US$	632,547	Ps.	11,428,037	Ps.	8,835,875	Ps.	7,126,089
Accounts payable and accrued expenses		39,277		709,600		29,712		536,792		341,828		322,959
Income tax payable		3,018		54,523		2,304		41,624		74,642		2,326
Bonus payable to related parties		7,294		131,778		5,700		102,988		58,702		78,430
Short-term debt		82,841		1,496,672		116,626		2,107,044		926,765		744,137
Lease liabilities		69,340		1,252,739		61,903		1,118,382		750,127		537,515
Employees’ statutory profit sharing payable		18,877		341,046		14,802		267,423		199,477		140,485
Total current liabilities		889,209		16,065,067		863,594		15,602,290		11,187,416		8,951,941
Non-current liabilities:
Debt with related parties		—		—		—		—		—		4,340,452
Long-term debt		11,497		207,706		7,855		141,907		106,693		577,318
Lease liabilities		644,131		11,637,319		587,382		10,612,062		7,415,363		5,706,707
Employee benefits		3,676		66,412		2,462		44,487		32,559		22,232
Total non-current liabilities		659,303		11,911,437		597,699		10,798,456		7,554,615		10,646,709
Total liabilities		1,548,512		27,976,504		1,461,293		26,400,746		18,742,031		19,598,650
Stockholders’ equity:
Capital stock		549,471		9,927,136		516,163		9,325,356		8,283,347		471,282
Reserve for share-based payments		187,239		3,382,782		180,612		3,263,057		1,374,844		851,701
Cumulative losses		(499,330)		(9,021,239)		(468,430)		(8,462,980)		(5,623,409)		(5,957,831)
Total stockholders’ equity		237,380		4,288,679		228,345		4,125,433		4,034,782		(4,634,848)
Total liabilities and stockholders’ equity	US$	1,785,892	Ps.	32,265,183	US$	1,689,638	Ps.	30,526,179	Ps.	22,776,813	Ps.	14,963,802

(1)
Translated into U.S. dollars for convenience only at the rate of Ps.18.0667 per US$1.00, the exchange rate to pay foreign currency denominated obligations due on March 31, 2026 published by the Mexican Central Bank in the Official Gazette.

Non-IFRS Financial Measures and Key Operating Metrics

Non-IFRS Financial Measures

For the convenience of investors, this prospectus supplement presents certain non-IFRS financial measures, which are not recognized under IFRS. A non-IFRS financial measure is generally defined as one that purports to measure financial performance but excludes or includes amounts that would not be so adjusted in the most comparable IFRS measure.

Non-IFRS financial measures do not have standardized meanings and may not be directly comparable to similarly titled measures adopted by other companies. These non-IFRS financial measures are used by our management for decision-making purposes and to assess our financial and operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. The non-IFRS measures presented herein have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results of operations presented in accordance with IFRS. Additionally, our calculations of non-IFRS measures may be different from the calculations used by other companies, including our competitors, and therefore, our measures may not be comparable to those of other companies.

	As of and for the three months ended March 31, 2026			As of and for the year ended December 31,
			2025		2024		2023
	(thousands of Ps. unless indicated otherwise)
Net (loss) profit for the period (Ps. thousands)	Ps.	(558,259)	Ps.	(2,839,571)	Ps.	334,422	Ps.	(306,153)
EBITDA (Ps. thousands)	Ps.	554,199	Ps.	1,223,914	Ps.	2,847,108	Ps.	1,882,958
Adjusted EBITDA (Ps. thousands)	Ps.	1,275,704	Ps.	4,384,287	Ps.	3,370,251	Ps.	2,267,524
Net (loss) profit for the period (US$ thousands)(1)	US$	(30,900)	US$	(157,172)	US$	18,510	US$	(16,946)
EBITDA (US$ thousands)(1)	US$	30,675	US$	67,744	US$	157,589	US$	104,223
Net margin (%)		(2.4%)		(3.6%)		0.6%		(0.7%)
EBITDA Margin (%)		2.4%		1.6%		5.0%		4.3%
Adjusted EBITDA Margin (%)		5.6%		5.6%		5.9%		5.1%

(1)
Translated into U.S. dollars for convenience only at the rate of Ps.18.0667 per US$1.00, the exchange rate to pay foreign currency denominated obligations due on March 31, 2026 published by the Mexican Central Bank in the Official Gazette.

The following is an explanation and, as applicable, reconciliations of our Non-IFRS financial measures.

EBITDA Calculations

Our management uses EBITDA, EBITDA Margin, Adjusted EBITDA and Adjusted EBITDA Margin to supplement IFRS measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions and to compare our performance against that of other peer companies using similar measures. However, you should not consider these measures in isolation, as an alternative to net profit or loss, as an indicator of our operating or financial performance or as an indicator of cash provided by operating activities, or as a substitute for analysis of our results as reported under IFRS, since these measures do not reflect:

•
our cash expenditures, future requirements for capital expenditures or contractual commitments;
•
changes in, or cash requirements for, our working capital needs;
•
our depreciation or amortization;
•
our interest expense; and
•
any cash income taxes we may be required to pay.

Since not all companies use identical calculations for these types of measures, the presentation of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.

We calculate “EBITDA” as net profit (loss) for the period, plus income tax expense, financial costs, net, and total depreciation and amortization. We calculate “EBITDA Margin” for a period by dividing EBITDA for the corresponding period by total revenue for such period. We calculate “Adjusted EBITDA” by excluding non-cash share-based compensation expense from EBITDA and, in 2025, a one-time account receivable write-off. We calculate “Adjusted EBITDA Margin” for a period by dividing Adjusted EBITDA for the corresponding period by total revenue for such period.

Our management believes that EBITDA, EBITDA Margin, Adjusted EBITDA and Adjusted EBITDA Margin are useful metrics to measure our operational efficiency and financial soundness relative to other peers, as it excludes the impact of certain accounting and financing decisions.

Set forth below is a reconciliation of EBITDA and Adjusted EBITDA to net (loss) profit for the period.

	As of March 31,				As of December 31,
	2026		2025		2025		2024		2023
	(thousands of Ps. unless indicated otherwise)
Net (loss) profit for the period	Ps.	(558,259)	Ps.	(86,979)	Ps.	(2,839,571)	Ps.	334,422	Ps.	(306,153)
Income tax expense		134,966		112,521		443,751		383,124		205,248
Financial costs – net		404,863		271,873		1,720,590		610,963		894,768
Total depreciation and amortization(1)		572,629		407,695		1,899,144		1,518,599		1,089,095
EBITDA		554,199		705,110		1,223,914		2,847,108		1,882,958
Share-based compensation expense		721,505		213,290		2,930,222		523,143		384,566
Account receivable write-off		-		-		230,151		-		-
Adjusted EBITDA		1,275,704		918,400		4,384,287		3,370,251		2,267,524
Total revenue	Ps.	22,860,346	Ps.	17,131,788	Ps.	78,152,943	Ps.	57,439,019	Ps.	44,078,459
Net margin (%)(2)		(2.4%)		(0.5%)		(3.6%)		0.6%		(0.7%)
EBITDA Margin (%)		2.4%		4.1%		1.6%		5.0%		4.3%
Adjusted EBITDA Margin (%)		5.6%		5.4%		5.6%		5.9%		5.1%
Other financial data
Lease payments(3)		639,042		449,561		2,158,989		1,544,477		1,186,260

(1)
Consistent with lease accounting required under IFRS 16, total depreciation and amortization includes the depreciation expense of right-of-use-asset corresponding to long-term leases, which is a non-cash expense. Such amount, together with the interest expense on lease liabilities, is a proxy for but not equal to the Company’s actual cash expenditure incurred in connection with its leased properties.
(2)
Net margin is calculated as net (loss) profit for the period divided by total revenue.
(3)
Equals the actual cash expenditure of the Company in connection with its leases as reflected in its financial statements.

Key Operating Metrics

In addition, we present the following key operating metrics in this prospectus supplement, which we believe serve as measures of our operations.

	As of and for the three months ended March 31, 2026	As of and for the year ended December 31,
		2025	2024	2023
Same Store Sales Growth (%)	16.0%	18.3%	13.4%	17.6%
Inventory Days (days)	20	20	21	21
Payable Days (days)	58	59	63	65

The following are explanations of how we calculate the key operating metrics and target unit economics that we present here or elsewhere in this prospectus supplement.

Same Store Sales

We measure “Same Store Sales” using revenue from sales of merchandise from stores that were operational for at least the full preceding 12 months for the periods under consideration. When calculating this measure, we exclude stores that were temporarily closed (for one month or more) or permanently closed during the periods in consideration.

We measure Same Store Sales growth by comparing the Same Store Sales of stores that were open during the measurement period. For example, if a store began operations on September 1, 2023, it would not be included in Same Store Sales growth for the years ending December 31, 2023 or 2024. However, such store would be included in Same Store Sales growth for the year ending December 31, 2025. Our calculation of Same Store Sales may differ from Same Store Sales or similar metrics reported by other retailers.

Our management believes that Same Stores Sales is a relevant measure of the sales performance of a portfolio of stores that have been operating during the period under consideration. It enables us to assess how our existing stores’ sales over a comparable period are performing year-over-year, excluding the impact of new store openings or closures, allowing us to measure the growth performance attributable to the existing store base.

Inventory Days

We calculate “Inventory Days” to be the average of beginning and end of period inventory balance, divided by cost of sales for the period and multiplied by the number of days during the period. Inventory Days measures the average number of days we keep inventory on hand before selling the product. This operating metric allows us to track our inventory management policies and observe how quickly we are able to rotate inventory, which is key to our cash conversion cycle.

Payable Days

We calculate “Payable Days” to be the sum of the average of beginning and end of period balance of suppliers and accounts payable and accrued expenses, divided by cost of sales for the period and multiplied by the number of days during the period. Payable Days measures the average number of days that it takes us to pay suppliers after receiving goods or services. This metric allows us to track the terms of payment policies with suppliers and our ability to finance our operations through agreements with our suppliers.

Payback Period

“Payback Period” is meant to represent, on a vintage basis, the average number of months it takes an operating store to recover the Average Investment per Store. The calculation excludes stores that were either permanently or temporarily closed. We calculate Payback Period for stores of a given vintage by adding the average 4-Wall Profitability per store and the cumulative changes in those stores’ operational accounts (defined as accounts payable, inventories and accounts receivables) and comparing the result to the Average Investment per Store made to open stores of that vintage.

The Payback Period helps management track new stores’ financial performance and manage resource allocation. The Payback Period is achieved for a given vintage of stores when the average 4-Wall Profitability and the cumulative changes in those stores’ operational accounts equals the Average Investment per Store made to open such stores.

Our target unit economics included in this prospectus are presented on a per store basis and are informed by our prior vintages performance. Our Payback Period for a given store is similarly calculated by adding targeted 4-Wall Profitability for the given store and the target cumulative changes in such stores’ operational accounts and comparing the result to the investment per store of such store.

Sales per Store

We define our “Sales per Store” as the average of the revenue from sales of merchandise achieved by our stores that were open for the full year in consideration. When calculating this measure, we exclude stores that were temporarily closed (for one month or more) or permanently closed during the period in consideration.

This measure assists our management’s understanding of how store performance has evolved across different vintages. Sales per Store also serves as a benchmark to measure the performance of new stores and is useful to set growth and expansion targets.

4-Wall Profitability and 4-Wall Profitability Margin

We define “4-Wall Profitability” for a given vintage as revenue from sales of merchandise, minus cost of sales, plus discounts and rebates, plus differences with suppliers, minus private label packaging expenses, minus shrinkage, minus store expenses, which include store personnel expense, rent expenses, advertising, water, electricity, security, store and office equipment maintenance, building maintenance, stationery, waste and recyclable recollection services, and depreciation, among others. We calculate 4-Wall Profitability Margin for a period by dividing 4-Wall Profitability of stores of a certain vintage for the corresponding period by revenue from sales of merchandise for stores of that vintage for such period.

4-Wall Profitability and 4-Wall Profitability Margin are commonly used metrics in the retail industry that measure profitability at the store level. Our management believes that 4-Wall Profitability and 4-Wall Profitability Margin are helpful metrics to measure our operational efficiency at the store level, without considering the effect of certain logistics and headquarters expenses not attributable to our stores.

Our target unit economics included in this prospectus supplement are presented on a per store basis and are informed by our prior vintages performance. Our 4-Wall Profitability and 4-Wall Profitability Margin on a per store basis are similarly calculated as revenue from sales of merchandise, minus cost of sales, plus discounts and rebates, plus differences with suppliers, minus private label packaging expenses, minus shrinkage, minus store expenses, which include store personnel expense, rent expenses, advertising, water, electricity, security, store and office equipment maintenance, building maintenance, stationery, waste and recyclable recollection services, and depreciation, among others.

Average Investment per Store

Our “Average Investment per Store” measures the average investment required to open a store of a given vintage. We calculate the Average Investment per Store by adding the cumulative aggregate investment (including remodeling, furniture and equipment, shelfing, refrigeration equipment, security equipment, moving equipment, computer equipment, and others) incurred for all stores of a given vintage and then dividing it by the number of stores that opened during such vintage.

Our Average Investment per Store is a relevant unit economic for our expansion strategy as it provides relevant guidance on the average necessary investment required to open and continue to operate a new store and allows us to benchmark a store’s productivity based on their required initial and recurring investment needs.

Our target unit economics included in this prospectus are presented on a per store basis and are informed by our prior vintages performance. Our investment per store is similarly calculated by adding the aggregate investment (including remodeling, furniture and equipment, shelfing, refrigeration equipment, security equipment, moving equipment, computer equipment, and others) incurred for a store.

Cash-on-Cash Return

We calculate our “Cash-on-Cash Return” by dividing the 4-Wall Profitability of stores of a certain vintage for the period under consideration by the Average Investment per Store for stores of the same vintage.

Our management believes that the Cash-on-Cash Return is a helpful metric to measure our productivity and expected return at a store level as well as measure the efficiency of our capital deployment.

Our target unit economics included in this prospectus are presented on a per store basis and are informed by our prior vintages performance. Our Cash-on-Cash Return on a per store basis is similarly calculated by dividing the 4-Wall Profitability of such store by the corresponding investment per store.

Sales Ramp-up Evolution by Vintage

“Sales Ramp-up Evolution by Vintage” measures, for stores of the same vintage, the median of such stores’ revenue from sales of merchandise during 12-month periods since the start of operations. When calculating this measure, we exclude the first calendar month of a store’s operations to account for stores that are not open for the entire month. Additionally, stores that have been permanently closed are excluded from the calculation.

Our management believes that Sales Ramp-up Evolution by Vintage is a relevant metric to measure our stores’ sales performance progression over time, compared to previously opened stores. It allows us to track the evolution of our stores’ sales productivity since opening and compare them with other stores opened in different years.

Risk Factors

An investment in our Class A common shares involves significant risks. In addition to the other information in this prospectus supplement, you should carefully consider the following risk factors, as well as those contained in the 2025 Annual Report, which is incorporated by reference herein, as well as the other information contained and incorporated by reference in this prospectus supplement, in evaluating us and our business before purchasing our Class A common shares. In particular, you should carefully consider all of the information set forth in this prospectus supplement, including the risks described below. Note that an investment in the securities of issuers whose operations are located in emerging market countries such as Mexico involves a higher degree of risk than an investment in the securities of issuers whose operations are located in the United States or other more developed countries. We currently believe that the risks described below are those that may adversely affect us. If any of the risks discussed in this prospectus actually occur, alone or together with additional risks and uncertainties not currently known to us, or that we currently deem immaterial, our business, financial condition, results of operations and prospects may be materially adversely affected. If this were to occur, the value of our Class A common shares may decline, and you may lose all or part of your investment. When determining whether to invest, you should also refer to the other information included herein or incorporated by reference herein, including our audited consolidated financial statements as of December 31, 2025, and 2024, and for the years ended December 31, 2025, 2024, and 2023, together with the notes thereto, included in our 2025 Annual Report, incorporated by reference herein, and our unaudited interim condensed consolidated financial statements as of March 31, 2026 and for the three-month periods ended March 31, 2026 and 2025, together with the notes thereto, included in our Q1 Form 6-K, incorporated by reference herein. You should also carefully review the cautionary statements referred to under “Cautionary Statement Regarding Forward-Looking Statements.” Our actual results could differ materially and adversely from those anticipated in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein.

Risks Relating to Our Class A Common Shares and the Offering

Our principal shareholder, Bolton Partners Ltd., owns all of our Class B common shares and a portion of our Class C common shares, which in the aggregate, upon the consummation of this offering and after giving effect to the exercise of the preemptive right subscription, will represent approximately 45.0% of the voting power of our common shares and therefore exercises significant influence over all matters requiring shareholder approval, which limits or precludes your ability to influence corporate matters.

Each Class A common share entitles its holder to one vote per share, each Class C common share entitles its holder to one vote per share and each Class B common share entitles its holder to 15 votes per share, so long as the total number of the issued and outstanding Class B common shares represents at least 1.0% of the aggregate number of the aggregate common shares of the Company then outstanding.

Our principal shareholder owns all of our Class B common shares and a portion of our Class C common shares. Immediately following this offering, Bolton Partners Ltd. will hold approximately 45.0% of the voting power and 11.1% of the total number of our outstanding common shares, and will therefore have significant influence over matters requiring shareholder approval. However, the foregoing percentages do not reflect 4,625,664 Class A common shares and 46,970,264 Class C common shares, that may be issued as a result of the vesting, delivery or exercise of restricted stock units (“RSUs”) and stock options under: (i) our original equity incentive plan, dated as of July 15, 2005, as amended (our “Legacy Plan”); (ii) our equity incentive plan that we adopted following our IPO (our “Post-IPO Equity Incentive Plan”); (iii) a liquidity event equity plan adopted prior to our IPO (the “Liquidity Event Share Plan”); and (iv) pre-IPO shareholder arrangements that entitled our principal shareholder to receive a share allocation upon consummation of our IPO (the “Bolton Share Allocation”), in each case as of March 31, 2026.

As a result, and for so long as our principal shareholder continues to beneficially own a sufficient number of Class B common shares and Class C common shares, our principal shareholder will have significant influence over the outcome of all decisions taken by our shareholders. Our principal shareholder will also be able to significantly influence our actions in areas such as business strategy, financing, distributions, acquisitions and dispositions of assets or businesses. For example, our principal shareholder’s significant influence may cause us to make acquisitions that increase the amount of our indebtedness or outstanding Class A common shares or inhibit change of control transactions that benefit other shareholders. Our principal shareholder’s decisions on these matters may be contrary to your expectations, preferences, or interests. Our principal shareholder may be able to prevent any other shareholder, including you, from blocking these actions. Our multiple class capital structure and our staggered board of directors may also limit the ability of others to acquire control. For more information, see “Item 10. Additional Information—B. Memorandum and Articles of Association” and “Item 6. Directors, Senior Management and Employees—A. Directors and Senior Management—Board of Directors” in our 2025 Annual Report, incorporated by reference herein.

Our Class A common shares may not be a suitable investment for all investors, as an investment in our Class A common shares presents risks and the possibility of financial losses.

An investment in our Class A common shares is subject to risks. Investors who wish to invest in our Class A common shares are subject to asset losses, including loss of the entire value of their investment, as well as other risks, including those related to our Class A common shares, us, the sector in which we operate, our shareholders and the general macroeconomic environment in Mexico, among other risks.

Each potential investor in our Class A common shares must therefore determine the suitability of that investment in light of its own circumstances. In particular, each potential investor should:

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have access to, and knowledge of, appropriate analytical tools to evaluate, in the context of its particular financial situation, an investment in our Class A common shares and the impact our Class A common shares will have on its overall investment portfolio;
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have sufficient financial resources and liquidity to bear all of the risks of an investment in our Class A common shares;
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understand thoroughly the terms of our Class A common shares and be familiar with the behavior of any relevant indices and financial markets; and
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be able to evaluate (either alone or with the help of a financial adviser) possible scenarios for economic, interest rate and other factors that may affect its investment and its ability to bear the applicable risks.

We may elect to raise additional capital in the future by issuing securities or may enter into corporate transactions with an effect similar to a merger, which may dilute your interest in our shares and affect the trading price of our Class A common shares.

We may elect to raise additional funds to grow our business and implement our growth strategy through public or private issuances of common shares or securities convertible into, or exchangeable for, our Class A common shares, including by using Class A common shares as acquisition consideration. Any such event may dilute your interest in our share capital or result in a decrease in the market price of our Class A common shares. In addition, we may also enter into mergers or other similar transactions in the future, which may dilute your interest in our shares or result in a decrease in the market price of our Class A common shares. Any fundraising through the issuance of shares or securities convertible into or exchangeable for our Class A common shares, or the participation in corporate transactions with an effect similar to a merger, may dilute your interest in our capital stock or result in a decrease in the market price of our Class A common shares.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our Class A common shares. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, financial condition, results of operations and prospects. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value. See “Use of Proceeds.”

New investors in our Class A common shares will experience immediate and substantial book value dilution after this offering.

The public offering price of our Class A common shares will be substantially higher than the pro forma net tangible book value per share of the outstanding Class A common shares immediately after this offering. Based on an assumed public offering price of US$34.39 per Class A common share (the last reported sale price on the New York Stock Exchange on May 26, 2026) and our net tangible book value as of March 31, 2026, if you purchase our Class A common shares in this offering you will pay more for your shares than the amounts paid by our existing shareholders for their shares and you will suffer immediate dilution of approximately US$32.22 per share in pro forma net tangible book value. As a result of this dilution, investors purchasing shares in this offering may receive significantly less than the full purchase price that they paid for the shares purchased in this offering in the event of a liquidation. See “Dilution.”

We do not anticipate paying any cash dividends in the foreseeable future.

We currently intend to retain our future earnings, if any, for the foreseeable future, to fund the operation of our business and future growth. Accordingly, we do not anticipate paying any cash dividends to holders of our Class A common shares. As a result, capital appreciation in the price of our Class A common shares, if any, will be your only source of gain on an investment in our Class A common shares. The declaration, payment and amount of any future dividends will be made at the discretion of our board of directors and will depend upon, among other things, the results of operations, cash flows and financial condition, operating and capital requirements, and other factors as our board of directors considers relevant. In addition, our holding company structure makes us dependent on the operations of our subsidiaries. There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend. See “Item 8. Financial Information—A. Consolidated Statements and Other Financial Information—Dividends and Dividend Policy” in our 2025 Annual Report, incorporated by reference herein.

Class A common shares eligible for future sale, or the perception that there may be future sales of Class A common shares, may cause the market price of our Class A common shares to drop significantly.

The market price of our Class A common shares may decline as a result of sales of a large number of our Class A common shares in the market by our principal shareholder or our existing shareholders after this offering or the perception that these sales may occur. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

Following the completion of this offering, we will have outstanding 75,942,618 Class A common shares (or 77,938,244 Class A common shares, if the underwriters exercise in full their option to purchase additional shares from us), 5,210,000 Class B common shares and 37,414,531 Class C common shares. Our Class A common shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act by persons other than our affiliates within the meaning of Rule 144 of the Securities Act.

Our pre-IPO shareholders or entities controlled by them or their permitted transferees are, pursuant to the lock-up provisions of our memorandum and articles of association described below and certain other transfer restrictions, unable to sell their Class B common shares or Class C common shares or convert those shares into Class A common shares for sale in the public market during the period commenced on the date of expiry of an initial 180-day lock-up period following our IPO and ending 24 months after such date (i.e., on August 6, 2026) (the “Liquidity Lock-Up Period”).

Our memorandum and articles of association provide that the holders of Class B common shares and Class C common shares, subject to certain exceptions, in connection with additional follow-on offerings, if requested by the requisite shareholders, may not directly or indirectly offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any Class A common shares, Class B common shares or Class C common shares, or any options or warrants to purchase any such shares, or any securities convertible into, exchangeable for or that represent the right to receive such shares for the duration of the Liquidity Lock-Up Period. Following the expiration of the Lock-Up Period, existing holders of Class C common shares may elect to dispose of their holdings, and we cannot predict the effect that any such sales, or the market's anticipation of such sales, will have on the prevailing market price of our shares at any given time. Sales of a substantial number of our Class A common shares upon expiration of the lock-up provisions of our memorandum and articles of association, the perception that such sales are imminent or likely to occur, could cause the market price of our Class A common shares to fall, even prior to the actual expiration of the Liquidity Lock-Up Period, or make it more difficult for you to sell your Class A common shares at a time and price that you deem appropriate.

Our multiple-class capital structure means our Class A common shares are not included in certain indices. We cannot predict the impact this may have on the trading price of our Class A common shares.

We cannot predict whether our multiple-class capital structure, combined with the concentrated control of our company, will result in a lower or more volatile market price of our Class A common shares or in adverse publicity or other adverse consequences. FTSE Russell, S&P Dow Jones and MSCI announced changes to their eligibility criteria for the inclusion of shares of public companies on certain indices, namely, to exclude companies with multiple classes of common shares. FTSE Russell requires greater than five percent of the company’s voting rights (aggregated across all of its equity securities, including, where identifiable, those not listed or trading) in the hands of public shareholders whereas S&P Dow Jones announced that companies with multiple share class structures, such as ours, will not be eligible for inclusion in the S&P 500, S&P MidCap 400 and S&P SmallCap 600, which together comprise the S&P Composite 1500. MSCI also announced its review of no-vote and multi-class structures and temporarily barred new multi-class listings from its ACWI Investable Market Index and U.S. Investable Market 2500 Index. We cannot guarantee that other stock indices will not take a similar approach to FTSE Russell, S&P Dow Jones and MSCI in the future. Pursuant to these policies, our multiple class capital structure makes our Class A common shares ineligible for inclusion in such indices and mutual funds, exchange-traded funds and other investment vehicles that attempt to passively track these indices will not invest in our stock. Any such exclusion from indices could result in a less active trading market for our Class A common shares and depress the valuations of publicly traded companies excluded from the indices compared to those of similar companies that are included. In addition, several shareholder advisory firms have announced their opposition to the use of multiple share class structures. As a result, our multiple class capital structure may cause shareholder advisory firms to publish negative commentary about our corporate governance practices or otherwise seek to cause us to change our capital structure. Any actions or publications by shareholder advisory firms critical of our corporate governance practices or capital structure could also adversely affect the value of our Class A common shares.

Our holding company structure makes us dependent on the operations of our subsidiaries.

BBB Foods Inc. is a company limited by shares incorporated under the laws of the British Virgin Islands. BBB Foods Inc. operates as a holding company and, accordingly, its material assets are our direct and indirect equity interests in our subsidiaries. The Company is therefore dependent upon the results of operations and, in turn, the payments, dividends and distributions from our subsidiaries for funds to pay our holding company’s operating and other expenses and to pay future cash dividends or distributions, if any, to holders of our Class A common shares, and we may have tax costs in connection with any dividend or distribution. In addition, the payments, dividends and distributions from our subsidiaries to us for funds to pay future cash dividends or distributions, if any, to holders of our Class A common shares, could be restricted under financing arrangements that we or our subsidiaries may enter into in the future and we and such subsidiaries may be required to obtain the approval of lenders to make such payments to us in the event they are in default of their repayment obligations. Under Mexican law, our Mexican subsidiary may only pay dividends, if among other things, any existing losses applicable to prior years have been made up or absorbed into shareholders equity and after at least 5% of net profits for the relevant fiscal year have been allocated to a legal reserve until the amount of the reserve equals 20% of a company’s paid-in capital stock. If we or our Mexican subsidiary fail to comply with the requirements to pay dividends under Mexican law, we may not be able to make distributions to our shareholders or service our debt obligations, which could ultimately have a material adverse effect on us.

If securities or industry analysts do not publish research, or publish inaccurate or unfavorable research, about our business, the price of our Class A common shares and their trading volume could decline.

The trading market for our Class A common shares will depend in part on the research and reports that securities or industry analysts publish about us or our business. If no or too few securities or industry analysts cover of our company, the trading price for our Class A common shares would likely be negatively affected. If one or more of the analysts who cover us downgrade our Class A common shares or publish inaccurate or unfavorable research about our business, the price of our Class A common shares would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, demand for our Class A common shares could decrease, which might cause the price of our Class A common shares and their trading volume to decline.

As a foreign private issuer, we have different disclosure and other requirements than U.S. domestic registrants.

As a foreign private issuer, we are subject to different disclosure and other requirements than domestic U.S. registrants. For example, as a foreign private issuer, in the United States, we are not subject to the same disclosure requirements as a domestic U.S. registrant under the Exchange Act, including the requirements to prepare and issue quarterly reports on Form 10-Q or to file current reports on Form 8-K upon the occurrence of specified significant events or the proxy rules applicable to domestic U.S. registrants under Section 14 of the Exchange Act or the short-swing profit rules applicable to domestic U.S. registrants under Section 16 of the Exchange Act. In addition, we rely on exemptions from certain U.S. rules which permit us to follow British Virgin Islands legal requirements rather than certain of the requirements that are applicable to U.S. domestic registrants.

Furthermore, foreign private issuers are required to file their annual report on Form 20-F within 120 days after the end of each fiscal year, while U.S. domestic issuers that are accelerated filers are required to file their annual report on Form 10-K within 75 days after the end of each fiscal year. Foreign private issuers are also exempt from Regulation Fair Disclosure, aimed at preventing issuers from making selective disclosures of material information. As a result of the above, even though we are required to furnish reports on Form 6-K disclosing the limited information which we have made or are required to make public pursuant to British Virgin Islands law, or are required to distribute to shareholders generally, and that is material to us, you may not receive information of the same type or amount that is required to be disclosed to shareholders of a U.S. company.

As a foreign private issuer, we rely on exemptions from certain corporate governance standards applicable to U.S. issuers, including the requirement that a majority of an issuer’s directors consist of independent directors. This may afford less protection to holders of our Class A common shares.

U.S. rules require listed companies to have, among other things, a majority of the members of their board of directors to be independent, and to have independent director oversight of executive compensation, nomination of directors and corporate governance matters. As a foreign private issuer, however, we are permitted to, and we follow home country practice in lieu of the above requirements. See “Item 10. Additional Information—B. Memorandum and Articles of Association––British Virgin Islands Company Considerations” in our 2025 Annual Report, incorporated by reference herein.

We may lose our foreign private issuer status which would then require us to comply with the Exchange Act’s domestic reporting regime and cause us to incur significant legal, accounting and other expenses.

In order to maintain our current status as a foreign private issuer, either (a) more than 50% of our common shares must be either directly or indirectly owned of record by non-residents of the United States or (b)(1) a majority of our executive officers or directors may not be U.S. citizens or residents; (2) more than 50% of our assets must not be located in the United States; and (3) our business must be administered principally outside the United States. If we lose this status, or if the SEC eliminates certain of the exemptions applicable to foreign private issuers, we would be required to comply with some or all of the Exchange Act reporting and other requirements applicable to U.S. domestic issuers, which are more detailed and extensive than the requirements for foreign private issuers. We may also be required to make changes in our corporate governance practices in accordance with various SEC and New York Stock Exchange rules. The regulatory and compliance costs to us under U.S. securities laws if we are required to comply with the reporting requirements applicable to a U.S. domestic issuer may be significantly higher than the costs we will incur as a foreign private issuer.

We do not know whether the market will constantly provide you with adequate liquidity for our Class A common shares. If the trading price of our Class A common shares fluctuates, you could lose a significant part of your investment.

We cannot predict how liquid the market for our Class A common shares might become. In addition, the market price of our Class A common shares may be influenced by many factors, some of which are beyond our control, including:

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announcements by us or our competitors of significant contracts or acquisitions;
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technological innovations by us or competitors;
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the failure of financial analysts to cover our Class A common shares or changes in financial estimates by analysts;
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actual or anticipated variations in our results of operations;
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changes in financial estimates by financial analysts, or any failure by us to meet or exceed any of these estimates, or changes in the recommendations of any financial analysts that elect to follow our Class A common shares or the shares of our competitors;
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announcements by us or our competitors of significant contracts or acquisitions;
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future sales of our shares; and
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investor perceptions of us and the industries in which we operate.

In addition, the stock market in general has experienced substantial price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of particular companies affected. These broad market and industry factors may materially harm the market price of our Class A common shares, regardless of our operating performance. In the past, following periods of volatility in the market price of certain companies’ securities, securities class action litigation has been instituted against these companies. This litigation, if instituted against us, could adversely affect our financial condition or results of operations. If a market is not maintained, the liquidity and price of our Class A common shares could be seriously harmed.

We have identified material weaknesses in our internal control over financial reporting and, if we fail to remediate such deficiencies (or identify and remediate any other material weaknesses) or otherwise fail to maintain an effective system of internal controls, we may be unable to accurately report our results of operations, meet our reporting obligations or prevent fraud. Any inability to report and file our financial results accurately and timely could harm our business and adversely impact the trading price of our Class A common shares.

Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with IFRS. A material weakness is defined as a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of a company’s annual or interim financial statements will not be prevented or detected on a timely basis by the company’s internal controls.

Prior to our IPO, we were a private company and had limited accounting and financial reporting personnel and other resources with which to address our internal controls and procedures. As a privately held company, we were not required to evaluate our internal control over financial reporting in a manner that meets the standards of publicly traded companies required by Section 404(a) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). We are still in the process of implementing Internal Control-Integrated Framework (2013 Framework) issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”). In connection with the audit of our financial statements as of December 31, 2025 and 2024 and for the years then ended, we identified certain material weaknesses in our internal control over financial reporting as described in “Item 15. Controls and

Procedures–B. Management’s Annual Report on Internal Control over Financial Reporting” in our 2025 Annual Report, incorporated herein by reference.

Following the identification of these material weaknesses, we have taken measures, and plan to continue to take additional measures, to remediate these issues. However, the implementation of these measures may not fully address the material weaknesses in our internal control over financial reporting that we have identified, and we cannot, as of the date of this prospectus supplement, conclude that they have been fully remediated. Unless these material weaknesses are timely remediated, there is a risk that our internal control processes may not detect, or detect on a timely basis, misstatements in our financial statements or other financial reporting. As of the date of this prospectus supplement, we have upgraded and automated certain key accounting procedures, improved the accuracy of financial reporting and strengthened segregation of duties. We have also enhanced our record-keeping for key financial reporting processes to include detailed flowcharts and control narratives. In addition, we improved supporting documentation standards and training programs related to IFRS, SEC regulations, the Sarbanes-Oxley Act and the Internal Control-Integrated Framework (2013 Framework) issued by COSO. Furthermore, we have significantly reduced and, where appropriate, eliminated our reliance on external advisors for the preparation of our financial statements, thereby reinforcing internal ownership and accountability. We continue to work to remediate as quickly as possible the aforementioned material weaknesses by implementing compensating and mitigating controls in our internal control program.

We are subject to the reporting requirements under the Exchange Act and the Sarbanes-Oxley Act, as well as the rules and regulations of the SEC. As a result, we have implemented the Internal Control-Integrated Framework (2013 Framework) issued by COSO and performed an evaluation of internal controls over financial reporting, pursuant to which we identified certain material weaknesses. If we fail to maintain the adequacy of our internal control over financial reporting, as these rules and regulations are modified, supplemented, or amended from time to time, we may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. In addition, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may disagree with our assessment or may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, as a public company, our reporting obligations may place a significant strain on our management, operational and financial resources, and systems for the foreseeable future. We may be unable to timely complete our evaluation testing and any required remediation.

If we fail to achieve and maintain an effective internal control environment or remediate any identified material weaknesses and other deficiencies or discover and address future material weaknesses or deficiencies, we could suffer material misstatements in our financial statements, fail to meet our reporting obligations or fail to prevent fraud, which would likely cause investors to lose confidence in our reported financial information. This could, in turn, limit our access to capital markets, subject our Class A common shares to potential delisting from the New York Stock Exchange, harm our results of operations, or lead to a decline in the trading price of our Class A common shares.

Risks Relating to Investing in a British Virgin Islands Company

We are a British Virgin Islands company and it may be difficult for you to obtain or enforce judgments against us or our executive officers and directors in the United States.

The Company is incorporated under the laws of the British Virgin Islands. Most of our assets are located outside the United States. Furthermore, most of our directors and officers and the experts named in this prospectus supplement reside outside the United States, and most of their assets are located outside the United States. As a result, you may find it difficult to effect service of process within the United States upon these persons or to enforce outside the United States judgments obtained against us or these persons in U.S. courts, including judgments in actions predicated upon the civil liability provisions of the U.S. federal securities laws. Likewise, it may also be difficult for you to enforce in U.S. courts judgments obtained against us or these persons in courts located in jurisdictions outside the United States, including actions predicated upon the civil liability provisions of the U.S. federal securities laws. It may also be difficult or impossible for an investor to bring an action in a British Virgin

Islands court predicated upon the civil liability provisions of the U.S. federal securities laws against us or these persons.

As there is no treaty in force on the reciprocal recognition and enforcement of judgments in civil and commercial matters between the United States and the British Virgin Islands, courts in the British Virgin Islands will not automatically recognize and enforce a final judgment rendered by a U.S. court.

Any final and conclusive monetary judgment obtained against us in U.S. courts, for a definite sum, may be treated by the courts of the British Virgin Islands as a cause of action in itself so that no retrial of the issues would be necessary, provided that in respect of the U.S. judgment:

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the U.S. court issuing the judgment had jurisdiction in the matter and the Company either submitted to such jurisdiction or were resident or carrying on business within such jurisdiction and were duly served with process;
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the judgment given by the U.S. court was not in respect of multiple damages, penalties, taxes, fines or similar fiscal or revenue obligations of the Company;
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in obtaining judgment there was no fraud on the part of the person in whose favor judgment was given or on the part of the court;
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recognition or enforcement of the judgment in the British Virgin Islands would not be contrary to public policy of the British Virgin Islands;
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no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the British Virgin Islands;
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the proceedings pursuant to which judgment were obtained did not contravene the rules of natural justice of the British Virgin Islands; and
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there is due compliance with the correct procedures under the laws of the British Virgin Islands.

You may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited, because the Company is incorporated in the British Virgin Islands.

BBB Foods Inc. is a company incorporated under the laws of the British Virgin Islands. As a result, it may be difficult for investors to enforce judgments obtained in the United States courts against the Company or our directors or officers.

Our corporate affairs are governed by our memorandum and articles of association, the Companies Act and the common law of the British Virgin Islands. Under our memorandum and articles of association, we indemnify and hold our directors harmless against all claims and suits brought against them, subject to limited exceptions. Under our memorandum and articles of association, to the extent allowed by law, the rights and obligations among or between us, any of our current or former directors, officers and employees and any current or former shareholder are governed exclusively by the laws of the British Virgin Islands and subject to the exclusive jurisdiction of the British Virgin Islands courts, unless those rights or obligations do not relate to or arise out of their capacities as such. This exclusive jurisdiction may limit the shareholders’ ability to bring a claim against us in a jurisdiction that they consider favorable to them in disputes with us. In addition, it may be costlier for shareholders to present claims in the courts located in the British Virgin Islands, which could discourage such claims. Nevertheless, our shareholders will not be deemed to have waived their rights related to our compliance with U.S. federal securities laws and the rules and regulations thereunder applicable to foreign private issuers. Although there is doubt as to whether U.S. courts would enforce this provision in an action brought in the United States under U.S. securities laws, this provision could make enforcing judgments obtained outside the British Virgin Islands more difficult to enforce against our assets in the British Virgin Islands or jurisdictions that would apply British Virgin Islands law.

There may be less publicly available information about us than is regularly published by or about U.S. issuers. Also, the British Virgin Islands regulations governing the securities of British Virgin Islands companies are not as extensive as those in effect in the United States, and the British Virgin Islands law and regulations in respect of corporate governance matters may not be as protective of minority shareholders as state corporation laws in the United States. Therefore, you may have more difficulty protecting your interests in connection with actions taken by the Company, our directors and officers or our principal shareholder than you would as a shareholder of a corporation incorporated in the United States.

The rights of shareholders to take action against the directors, actions by minority shareholders and the statutory and fiduciary responsibilities of our directors to the Company under British Virgin Islands law are governed by the Companies Act and the common law of the British Virgin Islands. The common law of the British Virgin Islands is derived from English common law, and whilst the decisions of the English courts are of persuasive authority, they are not binding on a court in the British Virgin Islands. The rights of our shareholders and the statutory and fiduciary responsibilities of our directors under British Virgin Islands law may not be as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the British Virgin Islands has a less developed body of securities laws as compared to the United States, and some states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law. In addition, while statutory provisions do exist in British Virgin Islands law for derivative actions to be brought in certain circumstances, such actions require the permission of a court in the British Virgin Islands and shareholders in British Virgin Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States. The circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect to any such action, may result in the rights of shareholders of a British Virgin Islands company being more limited than those of shareholders of a company organized in the United States. Accordingly, shareholders may have fewer alternatives available to them if they believe that corporate wrongdoing has occurred.

The British Virgin Islands courts are also unlikely:

•
to recognize or enforce against us judgments of courts of the United States based on certain civil liability provisions of U.S. securities laws where that liability is in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the Company; and
•
to impose liabilities against the Company, in original actions brought in the British Virgin Islands, based on certain civil liability provisions of U.S. securities laws that are penal in nature.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by the Company, our board of directors, our management or our principal shareholder than they would as public shareholders of a U.S. company. For a discussion of certain differences between the provisions of the Companies Act, remedies available to shareholders and the laws applicable to companies incorporated in the United States and their shareholders, see “Item 10. Additional Information–B. Memorandum and Articles of Association––British Virgin Islands Company Considerations” in our 2025 Annual Report, incorporated by reference herein.

You may not be able to participate in future equity offerings, and you may not receive any value for rights that we may grant.

Under our memorandum and articles of association, holders of Class B common shares are entitled to preemptive rights in the event that additional Class A common shares are issued in order to maintain their proportional ownership interest. However, our memorandum and articles of association also provide that such preemptive subscription rights do not apply to certain issuances of securities by us, including (i) pursuant to any employee compensation plans; (ii) as consideration for (a) any merger, consolidation or purchase of assets or (b) recapitalization or reorganization; (iii) in connection with a pro rata division of shares or dividend in specie or distribution; or (iv) pursuant to any bona fide shareholder rights plan adopted by the Company, and holders of our Class B common shares are not entitled to the benefits of any redemption or sinking fund provisions.

We are required to comply with economic substance requirements in the British Virgin Islands.

The British Virgin Islands, together with several other non-European Union jurisdictions, have introduced legislation aimed at addressing concerns raised by the Council of the European Union as to offshore structures engaged in certain activities which attract profits without real economic activity. With effect from January 1, 2019, the Economic Substance (Companies and Limited Partnerships) Act, 2018 (as amended, the “ESA”) came into force in the British Virgin Islands introducing certain economic substance requirements for British Virgin Islands tax resident companies which are engaged in certain “relevant activities,” which in our case applies for financial years from 2019 onwards.

At present, the activities which are conducted by us would constitute holding business. As of the date of this prospectus supplement, the ESA has had little material impact on us or our operations; however, we cannot assure you that legislative changes or changes in official guidance related to the ESA would not materially impact us in the future.

We are currently required to make an annual filing with the British Virgin Islands International Tax Authority confirming if we carried out any “relevant activities” during the preceding financial period and, if so, providing certain prescribed information. If our activities change or if the scope of the “relevant activities” is changed by subsequent legislation, we may be required to increase our substance in the British Virgin Islands to satisfy such requirements, which could result in additional costs that could adversely affect our financial condition or results of operations. If we were required to satisfy economic substance requirements in the British Virgin Islands but failed to do so, we could face financial penalties, restriction or regulation of our business activities and/or may be struck off as a registered entity in the British Virgin Islands or liquidated.

Cautionary Statement Regarding Forward-Looking Statements

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain estimates and forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, from time to time we or our representatives have made or may make forward-looking statements orally or in writing. Furthermore, such forward-looking statements may be included in various filings that we make with the SEC or press releases or oral statements made by or with the approval of one of our authorized executive officers. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements.

These estimates and forward-looking statements are based mainly on our current expectations and estimates of future events and trends that affect or may affect our business, financial condition, results of operations, cash flow, liquidity, prospects and the trading price of our Class A common shares. Although we believe that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to many significant risks, uncertainties and assumptions and are made in light of information currently available to us.

These statements appear throughout this prospectus supplement and include statements regarding our intent, belief or current expectations in connection with:

•
economic factors reducing our customers’ spending, impairing our ability to execute our strategies and initiatives, and increasing our costs and expenses, resulting in materially decreased sales or profitability;
•
failure to achieve or sustain our strategies and initiatives, including those relating to store openings, sourcing and supplier relationships, private label product development and cost initiatives, inventory management, supply chain, store operations, expense reduction and technology;
•
risks associated with our private label products, including, but not limited to, our level of success in improving their margins;
•
our ability to successfully identify, lease, obtain permits for and adapt real estate spaces for stores and distribution centers;
•
our ability to renew our existing leases on terms that are not detrimental to us;
•
competitive pressures and changes in the business environment and the geographic and product markets where we operate, including, but not limited to, pricing, promotional activity, expanded availability of mobile, web-based and other digital technologies, and alliances or other business combinations;
•
our failure to attract, train and retain qualified employees while controlling labor costs and other labor issues;
•
our loss of key personnel, including regional management, or inability to hire additional qualified personnel;
•
sustainability of negative levels of working capital;
•
product liability, product recall or other product safety or labeling claims;
•
risks and challenges associated with sourcing merchandise from suppliers, including, but not limited to, those related to international trade;
•
failure to successfully manage inventory balances;
•
a significant disruption to our distribution network, the capacity of our distribution centers or the timely receipt of inventory, or delays in constructing or opening new distribution centers;

•
damage or interruption to our information systems as a result of external factors, staffing shortages or challenges in maintaining or updating our existing technology or developing or implementing new technology;
•
failure to maintain the security of our business, customer, employee or vendor information or to comply with privacy laws;
•
the impact of changes in or noncompliance with laws and governmental regulations and requirements (including, but not limited to, those relating to environmental compliance, product and food safety or labeling, information security and privacy, labor and employment, employee wages, and those governing the sale of products, as well as tax laws, the interpretation of existing tax laws, or our failure to sustain our reporting positions, in each case negatively affecting our tax rate) and developments in or outcomes of private actions, class actions, multi-district litigation, arbitrations, derivative actions, administrative proceedings, regulatory actions or other litigation;
•
incurrence of material uninsured losses, excessive insurance costs or accident costs;
•
deterioration in market conditions, including market disruptions, limited liquidity and interest rate fluctuations, or changes in our credit profile;
•
risks related to public health crises, including, but not limited to, the effects on our supply chain, distribution network, store and distribution center growth or customers’ spending patterns;
•
natural disasters, unusual weather conditions (whether or not caused by climate change), pandemic outbreaks or other health crises, acts of violence or terrorism, and global political events;
•
changes to, or withdrawals from, free trade agreements, including the United States-Mexico-Canada Agreement to which Mexico is a party; and
•
other risk factors discussed under “Risk Factors” included in documents we file from time to time with the SEC that are incorporated by reference herein, including in our most recent annual report on our 2025 Annual Report.

The words “believe,” “understand,” “may,” “will,” “aim,” “estimate,” “continue,” “anticipate,” “seek,” “intend,” “expect,” “should,” “could,” “forecast” and similar words are intended to identify forward-looking statements. You should not place undue reliance on such statements, which speak only as of the date they were made. Neither we nor the selling shareholders undertake any obligation to update publicly or to revise any forward-looking statements after we distribute this prospectus supplement because of new information, future events or other factors. Our independent public auditors have neither examined nor compiled the forward-looking statements and, accordingly, do not provide any assurance with respect to such statements. In light of the risks and uncertainties described above, the future events and circumstances discussed in this prospectus supplement might not occur and are not guarantees of future performance. Because of these uncertainties, you should not make any investment decision based upon these estimates and forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this prospectus supplement.

Use of Proceeds

We estimate that the net proceeds from our issuance and sale by us of 700,000 Class A common shares and the subscription by our principal shareholder of 10,000 Class B common shares in this offering will be approximately US$ , after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds to us from this offering for general corporate purposes, which may include making strategic investments. We will have broad discretion in allocating the net proceeds to us from this offering.

Although we currently anticipate that we will use the net proceeds from this offering as described above, the allocation, amounts and timing of our actual expenditures will depend upon numerous factors, including the factors described under “Risk Factors” in this prospectus supplement and under “Item 3. Key Information—D. Risk Factors” in our 2025 Annual Report. Accordingly, our management will have flexibility in applying the net proceeds to us from this offering. An investor will not have the opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use the net proceeds to us.

Pending determination of the precise use of the net proceeds from this offering, we intend to invest them in a variety of capital preservation investments, including short-term, interest-bearing instruments and government securities. No assurance can be given that we will invest the net proceeds from this offering in a manner that produces income or that does not result in a loss in value.

We will not receive any proceeds from the sale of the Class A common shares by the selling shareholders in this offering.

Capitalization

The table below sets forth our current and non-current debt and lease liabilities, our total stockholders’ equity and total capitalization (defined as the sum of total debt and lease liabilities plus total stockholders’ equity) as of March 31, 2026, derived from our unaudited interim condensed consolidated financial statements as of March 31, 2026, as follows:

•
on a historical basis;
•
as adjusted, to reflect the issuance and sale of 700,000 Class A common shares by us in this offering at an assumed public offering price of US$34.39 per Class A common share (the last reported sale price on the New York Stock Exchange on May 26, 2026, translated into Mexican pesos at the rate of Ps.18.0667 per US$1.00, the exchange rate to pay foreign currency denominated obligations due on March 31, 2026, published by the Mexican Central Bank in the Official Gazette), after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us; and
•
as adjusted, to reflect the issuance and subscription of 10,000 Class B common shares by our principal shareholder at a subscription price per Class B common share equal to the aforementioned assumed public offering price.

You should read this table in conjunction with our unaudited interim condensed consolidated financial statements as of March 31, 2026 and for the three-month periods ended March 31, 2026 and 2025, together with the notes thereto, included in our Q1 Form 6-K, incorporated by reference herein.

	As of March 31, 2026
	Actual	As adjusted
	(thousands of Ps.)
Cash and cash equivalents	1,343,519	1,731,464
Short-term bank deposits	2,728,532	2,728,532
Current debt and lease liabilities
Short-term debt	1,496,672	1,496,672
Lease liabilities	1,252,739	1,252,739
Non-current debt and lease liabilities
Long-term debt	207,706	207,706
Lease liabilities	11,637,319	11,637,319
Total debt and lease liabilities	14,594,436	14,594,436
Stockholders' equity
Capital stock	9,927,136	10,359,304
Reserve for share-based payments	3,382,782	3,382,782
Cumulative losses	(9,021,239)	9,065,462
Total stockholders’ equity	4,288,679	4,676,624
Total capitalization	18,883,115	19,271,060

There have been no material changes to our capitalization since March 31, 2026.

We will not receive any proceeds from the sale of Class A common shares by the selling shareholders, and accordingly, our total capitalization will not be impacted by such proceeds.

Dilution

As of March 31, 2026, our total stockholders’ equity was Ps.4,288,679 thousand, and we had a net tangible book value of Ps.4,255,147 thousand, corresponding to a net tangible book value of Ps.36.10 per common share. Net tangible book value per common share represents the amount of total assets (excluding other intangible assets) less total liabilities, divided by 117,857,149, the total number of the Issuer’s common shares outstanding as of March 31, 2026.

After giving effect to: (i) the sale by us of the 700,000 Class A common shares offered by us in this offering at an assumed public offering price of US$34.39 per Class A common share (the last reported sale price on the New York Stock Exchange on May 26, 2026) equivalent to Ps.621.31 (translated into Mexican pesos using the selling exchange rate of Ps.18.0667 per US$1.00, as published by the Mexican Central Bank on March 31, 2026), after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, and (ii) the preemptive rights subscription by our principal shareholder of 10,000 Class B common shares at a subscription price per Class B common share equal to the aforementioned assumed public offering price, our pro forma net tangible book value estimated at March 31, 2026 would have been Ps.4,643,092 thousand, representing Ps.39.16 per common share. This represents an immediate increase in net tangible book value of US$3.06 per common share to current shareholders and an immediate dilution in net tangible book value of Ps.582.15 per common share to new investors purchasing Class A common shares in this offering. Dilution for this purpose represents the difference between the price per common share paid by these investors and net tangible book value per common share immediately after the consummation of this offering.

If you invest in our Class A common shares, your interest will be diluted to the extent of the difference between the public offering price per Class A common share and the pro forma net tangible book value per Class A common share which accounts for the issuance and sale of new Class A common shares in this offering.

Because our Class A common shares, Class B common shares and Class C common shares have the same dividend and other rights, except for voting, conversion, preemptive rights and transfer restrictions, we have counted the Class A common shares, Class B common shares and Class C common shares equally for purposes of the dilution calculations above.

The information in this “Dilution” section does not reflect 4,625,664 Class A common shares and 46,970,264 Class C common shares, that may become outstanding as a result of the vesting, delivery or exercise of RSUs and stock options under our Legacy Plan, Post-IPO Equity Incentive Plan, Liquidity Event Share Plan and the Bolton Share Allocation.

However, investors should note that they may experience further dilution in the future upon the issuance of such Class A common shares and Class C common shares. For additional information, see “Description of Share Capital” in the accompanying prospectus and “Item 10. Additional Information—B. Memorandum and Articles of Association” in our 2025 Annual Report, incorporated by reference herein.

The following table illustrates this dilution to new investors purchasing Class A common shares in this offering.

		Ps. (except as
		otherwise indicated)
Public offering price per Class A common share(1)	US$	$34.3900
Public offering price per Class A common share(2)		$621.3138
Subscription price per Class B common share(2)		$621.3138
Net tangible book value per common share as of March 31, 2026		$36.1043
Pro forma net tangible book value per common share after completion of this offering(3)		$39.1600
Increase in pro forma net tangible book value per common share attributable to current shareholders		$3.0557
Dilution in pro forma net tangible book value per Class A common share attributable to new shareholders(3)		$582.1538

___________

(1) Corresponds to an assumed public offering price that is equal to the last reported sale price of our Class A common shares on the New York Stock Exchange on May 26, 2026.

(2) Represents US$34.39 as translated from Mexican pesos at the rate of Ps.18.0667 per US$1.00, the exchange rate to pay foreign currency denominated obligations due on March 31, 2026, published by the Mexican Central Bank in the Official Gazette.

(3) Dilution represents the difference between the offering price per Class A common share paid by new shareholders and the pro forma net tangible book value per Class A common share immediately after giving effect to this offering.

If the underwriters exercise in full their option to purchase additional shares from us, the pro forma net tangible book value per common share after completion of this offering would be $48.59 per share. This represents an increase in pro forma net tangible book value of $12.49 per share to the current shareholders and results in dilution in pro forma net tangible book value of $572.72 per share to new investors.

The actual offering price per Class A common share is not based on the pro forma net tangible book value of our common shares, but was established through a book building process. The subscription price per Class B common share will be equal to the actual offering price per Class A common share.

The following table summarizes, on the same pro forma basis as of March 31, 2026, the number of common shares acquired from us, the total cash consideration paid and the average price per common share paid to us by our current shareholders and by new investors purchasing Class A common shares in this offering and our principal shareholders’ preemptive rights subscription of Class B common shares. As the table shows, new investors purchasing Class A common shares in this offering and our principal shareholder subscribing for Class B common shares, will pay an average price per Class A common share or Class B common share, as applicable, substantially higher than the price our current shareholders paid. This information is based on the public offering price of US$34.39 per Class A common share, before deducting the underwriting discounts and commissions and estimated offering expenses payable by us in connection with this offering.

					Average
	Common Shares Purchased		Total Consideration		Price per
	Amount	Percentage of	Amount		Common
		Total Common	(millions	Percentage	Share
		Shares (%)	of US$)	(%)	(US$)
Current shareholders	117,857,149	99.4%	549.47	95.7%	$4.6622
New investors(1)	710,000	0.6%	24.42	4.3%	$34.3900
Total	118,567,149	100.0%	573.89	100.0%	$4.8402

___________

(1) Dilution figures presented above only include newly issued common shares and do not reflect common shares sold by the selling shareholders.

If the underwriters exercise in full their option to purchase additional shares from us, the percentage of shares of our common shares held by current shareholders would be 97.8% and the percentage of shares of our common shares held by new investors would be 2.2%.

Description of Class A Common Shares

For a description of our Class A common shares, see “Description of Share Capital” in the accompanying prospectus.

Principal Shareholders

The table below contains information regarding the beneficial ownership of our Class A common shares, Class B common shares and Class C common shares as of April 30, 2026.

The percentages of beneficial ownership in the table below are calculated on the basis of the following numbers of shares outstanding as of April 30, 2026: 62,638,444 Class A common shares, 5,200,000 Class B common shares and 50,018,705 Class C common shares. The information does not reflect the issuance of Class A common shares or the conversion of Class C common shares for sale as Class A common shares in connection with this offering. It also does not reflect the issuance and subscription of Class B common shares by our principal shareholder in connection with the preemptive rights subscription.

The table below does not reflect 4,625,664 Class A common shares and 46,970,264 Class C common shares, that may become outstanding as a result of the vesting, delivery or exercise of RSUs and stock options under our Legacy Plan, Post-IPO Equity Incentive Plan, Liquidity Event Share Plan and the Bolton Share Allocation. However, common shares subject to options, warrants or rights that were exercisable as of the date of this prospectus supplement or that will be exercisable within 60 days of the date of this prospectus supplement, are considered to be outstanding and beneficially owned by the person who holds such options, warrants or rights for purposes of computing that person’s common share ownership, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

See “Item 6. Directors, Senior Management and Employees—B. Compensation” in our 2025 Annual Report, incorporated by reference herein, for further information regarding our equity incentive plans and awards.

Beneficial ownership is determined under SEC rules and generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each shareholder identified in the table below possesses sole voting and investment power over all the Class A common shares, Class B common shares and/or Class C common shares shown as beneficially owned by such shareholder in the table.

The holders of our Class A common shares, Class B common shares and Class C common shares have identical rights, except that:

•
holders of Class B common shares (1) are entitled to 15 votes per share, whereas holders of our Class A common shares and Class C common shares are entitled to one vote per share; (2) have certain conversion rights into one Class A common share, as described below; (3) are subject to certain transfer restrictions; and (4) have certain preemptive rights; and
•
holders of Class C common shares (1) have certain conversion rights into one Class A common share, as described below; and (2) are subject to certain transfer restrictions.

See “Description of Share Capital” in the accompanying prospectus and “Item 10. Additional Information—B. Memorandum and Articles of Association” in our 2025 Annual Report, incorporated by reference herein, for more information about the rights of our Class A common shares, Class B common shares and Class C common shares.

		Common Shares Beneficially Owned(1)						Total Voting Power(2)
		Class A		Class B		Class C
		Shares	%	Shares	%	Shares	%	%
Directors and Executive Officers	(3)
K. Anthony Hatoum	(4)	*	*	5,200,000	100%	8,370,623	16.7%	45.2%
Nicole Reich de Polignac		—	—	—	—	—	—	—
Dennis Stevens		*	*	—	—	—	—	*
Angela Bakker Lee		*	*	—	—	—	—	*
Alexander Fuster		*	*	—	—	—	—	*
Juan Pablo Cappello		*	*	—	—	—	—	*
Sami Khouri	(5)	*	*	—	—	3,719,648	7.4%	2.0%
Halil Erdogmus		—	—	—	—	—	—	—
Stephanie Martinez		—	—	—	—	—	—	—
Eduardo Pizzuto		*	*	—	—	*	*	*
Diego Apalategui		*	*	—	—	*	*	*
Luis Bermúdez		—	—	—	—	—	—	—
Javier Suárez		*	*	—	—	—	—	*
Alejandro Dávila		*	*	—	—	—	—	*
David Domene		*	*	—	—	—	—	*
Amparo Martínez		—	—	—	—	—	—	—
José Miguel Fernández		—	—	—	—	—	—	—
All directors and executive officers as a group (17 persons)		640,613	1.0%	5,200,000	100.0%	12,684,323	25.0%	47.7%

5% Shareholders
Quilvest Capital Partners SA	(6)	—	—	—	—	11,497,910	23.0%	6.0%
Capital International Investors	(7)	5,384,001	8.6%	—	—	—	—	2.8%
Capital Research Global Investors	(8)	5,357,086	8.6%	—	—	—	—	2.8%
GIC Private Ltd.	(9)	3,861,467	6.2%	—	—	—	—	2.0%
Wasatch Advisors LP	(10)	4,099,825	6.5%	—	—	—	—	2.2%
Orbis Investment Management Ltd	(11)	3,288,723	5.3%	—	—	—	—	1.7%
FMR LLC	(12)	3,494,773	5.6%	—	—	—	—	1.7%

* Indicates beneficial ownership of less than 1% of the class of common shares.

(1)
The column “Common Shares Beneficially Owned” reflects securities beneficially owned as of March 31, 2026.
(2)
Percentage of total voting power represents voting power with respect to all of our Class A common shares, Class B common shares and Class C common shares, as a single class. Holders of our Class B common shares are entitled to 15 votes per share, whereas holders of our Class A common shares and Class C common shares are entitled to one vote per share. For more information about the voting rights of our Class A common shares, Class B common shares and Class C common shares, see “Description of our Share Capital” and “Item 10. Additional Information—B. Memorandum and Articles of Association” in our 2025 Annual Report, incorporated by reference herein.
(3)
Unless indicated otherwise, the current business address for our directors and executive officers is Av. Presidente Masaryk 8, Polanco V Sección, Miguel Hidalgo, Mexico City, Mexico 11560.
(4)
Bolton Partners Ltd., an investment vehicle of which Mr. Hatoum and his immediate family members (directly or through irrevocable trusts for the benefit of family members) hold all of the beneficial ownership interests, owns 5,200,000 Class B common shares and 8,370,623 Class C common shares, in respect of which Mr. Hatoum may be deemed to have voting and dispositive power.

However, the table above and the foregoing ownership information do not include the following Class A common shares or Class C common shares, as applicable, that are or will be held directly or indirectly by Mr. Hatoum through Bolton Partners Ltd. as a result of the vesting, delivery or exercise of RSUs and stock options under our Legacy Plan, our Post-IPO Equity Incentive Plan, the Liquidity Event Share Plan and the Bolton Share Allocation: (i) 1,156,666 Class A common shares and (ii) 16,333,291 Class C common shares. See “Item 6. Directors, Senior Management and Employees–B. Compensation—2004 Option Plan,” “Item 6. Directors, Senior Management and Employees –B. Compensation—Liquidity Event Share Plan” and “Item 6. Directors, Senior Management and Employees–B. Compensation—Bolton Share Allocation” in our 2025 Annual Report, incorporated by reference herein.

(5)
Mr. Khouri’s shares are held through MNCF Ltd. Mr. Khouri may be deemed to have voting and dispositive power over the shares held by such entity. The business address for MNCF Ltd. is 27 Hospital Road, KY1-8001, George Town, Cayman Islands.
(6)
The business address for Quilvest Capital Partners SA is 9 allée Scheffer, L-2520 Luxembourg Citizenship: Luxembourg. Quilvest Capital Partners and its affiliates beneficially own shares through a series of investment vehicles including QS 3B Aggregator Inc.
(7)
Based solely on a Schedule 13G filed by Capital International Investors on February 12, 2026. Capital International Investors (“CII”) is a division of Capital Research and Management Company (“CRMC”), as well as its investment management subsidiaries and affiliates Capital Bank and Trust Company, Capital International, Inc., Capital International Limited, Capital International Sarl, Capital International K.K., Capital Group Private Client Services, Inc., and Capital Group Investment Management Private Limited (together with CRMC, the “investment management entities”). CII’s divisions of each of the investment management entities collectively provide investment management services under the name “Capital International Investors.” The business address for Capital International Investors is 333 South Hope Street, 55th Floor, Los Angeles, California, United States 90071.
(8)
Based solely on a Schedule 13G filed by Capital Research Global Investors on April 4, 2025. Capital Research Global Investors (“CRGI”) is a division of CRMC, as well as the investment management entities. CRGI’s divisions of each of the investment management entities collectively provide investment management services under the name “Capital Research Global Investors.” The business address for Capital Research Global Investors is 333 South Hope Street, 55th Fl, Los Angeles, CA 90071.

(9)
Based solely on a Schedule 13G filed by GIC Private Ltd. on July 31, 2025. The business address for GIC Private Ltd. is 168 Robinson Road #37-01 Capital Tower Singapore 068912.
(10)
Based solely on a Schedule 13G filed by Wasatch Advisors LP on February 11, 2026. The business address for Wasatch Advisors LP is 505 Wakara Way, 3rd Floor, Salt Lake City, 84108, United States.
(11)
Based solely on a Schedule 13G filed jointly by Orbis Investment Management Ltd and Allan Gray Australia Pty Ltd on February 17, 2026. Notwithstanding that the Orbis Investment Management Ltd and Allan Gray Australia Pty Ltd filed jointly, neither one represents that it is a member of a group for the purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended. Each of Orbis Investment Management Ltd and Allan Gray Australia Pty Ltd disclaims beneficial ownership of any of the shares owned by the entity with which it files jointly. The business address for Orbis Investment Management Ltd is Orbis House, 25 Front Street, Hamilton, Bermuda HM11. The business address for Allan Gray Australia Pty Ltd is Level 2, Challis House, 4 Martin Place, Sydney NSW2000, Australia.
(12)
Based solely on a Schedule 13G filed jointly by FMR LLC and Abigail P. Johnson on February 12, 2025. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC and reports jointly with FMR LLC as a beneficial owner of the Class A common shares held by FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, as amended, to form a controlling group with respect to FMR LLC. The business address for FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

Selling Shareholders

This prospectus supplement relates to the sale by the selling shareholders of 12,604,174 Class A common shares issuable upon conversion of 12,604,174 Class C common shares held by existing holders thereof. When we refer to the “selling shareholders” in this prospectus supplement, we mean the entities and persons listed in the tables below.

The table below sets forth, as of the date of this prospectus supplement, the name of the selling shareholders for which Class A common shares are being registered and offered for sale to the public, the number of such Class A common shares being offered for sale by the selling shareholders and the respective beneficial ownership of Class A common shares, Class B common shares and Class C common shares by the selling shareholders prior to and after this offering. The number of common shares being sold by certain individuals and groups of persons is presented on an aggregated group basis, as opposed to an individual basis, where the holdings of an individual selling shareholder or a group of selling shareholders represent less than 1% of any given class of shares.

Holders of Class B common shares are entitled to preemptive rights to purchase additional Class B common shares in the event that additional Class A common shares are issued, upon the same economic terms and at the same price, in order to maintain such holder’s proportional ownership and voting interest. Accordingly, our principal shareholder, as holder of our Class B common shares, will exercise in part its preemptive rights under our memorandum and articles of association to subscribe 10,000 Class B common shares at the public offering price. The table below gives effect to our principal shareholder’s subscription of such 10,000 Class B common shares.

In accordance with SEC rules, common shares subject to options, warrants or rights that are exercisable within 60 days of the date of this offering, are considered to be outstanding and beneficially owned by the person who holds such options, warrants or rights for purposes of computing that person’s common share ownership, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

		Common shares Beneficially Owned Prior to this Offering (1)						% of Total Beneficial Ownership Prior to this Offering	Class A Common Shares to be Sold in this Offering without Exercise of Underwriters' Option (1)	Common shares Beneficially Owned After this Offering without Exercise of Underwriters' Option						% of Total Beneficial Ownership After Offering Without Exercise of Underwriters' Option	Class A Common Shares to be Sold in this Offering with Full Exercise of Underwriters' Option (1)	Common shares Beneficially Owned After this Offering with Full Exercise of Underwriters' Option						% of Total Beneficial Ownership After Offering With Full Exercise of Underwriters' Option
		Class A		Class B		Class C				Class A		Class B		Class C				Class A		Class B		Class C
		Shares	%	Shares	%	Shares	%	%	Shares	Shares	%	Shares	%	Shares	%	%	Shares	Shares	%	Shares	%	Shares	%	%
QS 3B Aggregator Inc.	(2)	-	-	-	-	11,232,447	22.5%	9.5%	8,986,038	-	-	-	-	2,246,409	6.0%	1.9%	-	-	-	-	-	2,246,409	6.0%	1.9%
QS Direct SI 2 S C A SICAR	(3)	-	-	-	-	265,463	0.5%	0.2%	212,370	-	-	-	-	53,093	0.1%	0.0%	-	-	-	-	-	53,093	0.1%	0.0%
Quilvest (Switzerland) Ltd.	(4)	-	-	-	-	3,086,982	6.2%	2.6%	464,947	-	-	-	-	2,622,035	7.0%	2.2%	-	-	-	-	-	2,622,035	7.0%	2.2%
Bolton Partners	(5)	273,334	0.4%	5,210,000	100.0%	8,370,623	16.6%	11.7%	150,000	273,334	0.4%	5,210,000	100.0%	8,220,623	21.7%	11.5%	-	273,334	0.4%	5,210,000	100.0%	8,220,623	21.7%	11.3%
KM Trust	(6)	-	-	-	-	97,990	0.2%	0.1%	97,990	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
850 Holdings Pte Limited	(7)	-	-	-	-	562,755	1.1%	0.5%	562,755	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Altouq Sa	(8)	-	-	-	-	90,623	0.2%	0.1%	90,623	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Fady Michel Abouchalache & Leila Abouchalache Jt Ten	(9)	-	-	-	-	896,640	1.8%	0.8%	125,000	-	-	-	-	771,640	2.1%	0.7%	-	-	-	-	-	771,640	2.1%	0.6%
Omran Mohammed A	(10)	-	-	-	-	110,082	0.2%	0.1%	110,082	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
B Goodman Family Trust	(11)	-	-	-	-	39,037	0.1%	0.0%	1,950	-	-	-	-	37,087	0.1%	0.0%	-	-	-	-	-	37,087	0.1%	0.0%
Melissa Goodman 1998 Trust	(12)	-	-	-	-	32,915	0.1%	0.0%	1,650	-	-	-	-	31,265	0.1%	0.0%	-	-	-	-	-	31,265	0.1%	0.0%
Jodi Goodman 1998 Trust	(13)	-	-	-	-	39,037	0.1%	0.0%	1,950	-	-	-	-	37,087	0.1%	0.0%	-	-	-	-	-	37,087	0.1%	0.0%
Melissa Goodman	(14)	-	-	-	-	6,122	0.0%	0.0%	300	-	-	-	-	5,822	0.0%	0.0%	-	-	-	-	-	5,822	0.0%	0.0%
Charity Lynn Beck Tod On	(15)	-	-	-	-	250,478	0.5%	0.2%	237,478	-	-	-	-	13,000	0.0%	0.0%	-	-	-	-	-	13,000	0.0%	0.0%
Vema Holding Sal	(16)	-	-	-	-	467,522	0.9%	0.4%	400,000	-	-	-	-	67,522	0.2%	0.1%	-	-	-	-	-	67,522	0.2%	0.1%
Howard Stuart Rimerman	(17)	-	-	-	-	5,016	0.0%	0.0%	2,508	-	-	-	-	2,508	0.0%	0.0%	-	-	-	-	-	2,508	0.0%	0.0%
Agape Fiduciary Gmbh	(18)	-	-	-	-	1,434,603	2.9%	1.2%	430,381	-	-	-	-	1,004,222	2.7%	0.8%	-	-	-	-	-	1,004,222	2.7%	0.8%
Ali Khanbhai	(19)	-	-	-	-	5,016	0.0%	0.0%	5,016	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Fadi Fakhri	(20)	-	-	-	-	48,171	0.1%	0.0%	10,000	-	-	-	-	38,171	0.1%	0.0%	-	-	-	-	-	38,171	0.1%	0.0%
Wissam Jabr	(21)	-	-	-	-	76,202	0.2%	0.1%	11,500	-	-	-	-	64,702	0.2%	0.1%	-	-	-	-	-	64,702	0.2%	0.1%
Barry Alan Goodman	(22)	-	-	-	-	276,441	0.6%	0.2%	13,800	-	-	-	-	262,641	0.7%	0.2%	-	-	-	-	-	262,641	0.7%	0.2%
Barry A Goodman 2023	(23)	-	-	-	-	150,000	0.3%	0.1%	7,500	-	-	-	-	142,500	0.4%	0.1%	-	-	-	-	-	142,500	0.4%	0.1%
Bernard Marie Emmanuel	(24)	-	-	-	-	171,674	0.3%	0.1%	17,000	-	-	-	-	154,674	0.4%	0.1%	-	-	-	-	-	154,674	0.4%	0.1%
MNCF Ltd.	(25)	20,000	0.0%	-	-	3,719,648	7.4%	3.2%	350,000	20,000	0.0%	-	-	3,369,648	9.0%	2.9%	-	20,000	0.0%	-	-	3,369,648	9.0%	2.8%
Executive Officers	(26)	208,668	0.3%	-	-	594,052	1.2%	0.7%	313,336	208,668	0.3%	-	-	280,716	0.7%	0.4%	-	208,668	0.3%	-	-	280,716	0.7%	0.4%
Total		502,002	0.8%	-	-	31,404,540	62.8%	27.1%	12,604,174	502,002	0.7%	-	-	18,800,366	50.2%	16.3%	-	502,002	0.6%	-	-	18,800,366	50.2%	16.0%

* Indicates beneficial ownership of less than 1% of the class of common shares.

(1)
The column “Common shares Beneficially Owned Prior to this Offering” reflect securities beneficially owned as of April 30, 2026. Class C common shares underlying stock options are not included since such stock options are subject to restrictions on exercise, and will continue to be subject to such restrictions for more than 60 days following the offering.
(2)
The business address for QS 3B Aggregator Inc. is Craigmuir Chambers Road Town, VG1110, British Virgin Islands. QS 3B Aggregator Inc. is an investment vehicle managed by Quilvest Capital Partners or its affiliates.
(3)
The business address for QS Direct SI 2 S C A SICAR is 22 Rue des Bruyères, 1274 Howald Hesperange, Luxembourg. QS Direct SI 2 S C A SICAR is an investment vehicle managed by Quilvest Capital Partners or its affiliates.

(4)
The business address for Quilvest (Switzerland) Ltd. is Stockerstrasse 23, 8002, Zurich, Switzerland. Quilvest (Switzerland) is an investment vehicle managed by Quilvest Capital Partners or its affiliates.
(5)
Bolton Partners Ltd., an investment vehicle of which Mr. Hatoum and his immediate family members (directly or through irrevocable trusts for the benefit of family members) hold all of the beneficial ownership interests, owned as of March 31, 2026 5,200,000 Class B common shares and 8,370,623 Class C common shares, in respect of which Mr. Hatoum may be deemed to have voting and dispositive power. However, the table above and the foregoing ownership information do not include the following Class A common shares or Class C common shares, as applicable, that are or will be held directly or indirectly by Mr. Hatoum through Bolton Partners Ltd. as a result of the vesting, delivery or exercise of RSUs and stock options under our Legacy Plan, our Post-IPO Equity Incentive Plan, the Liquidity Event Share Plan and the Bolton Share Allocation: (i) 1,156,666 Class A common shares and (ii) 16,333,291 Class C common shares. See “Item 6. Directors, Senior Management and Employees–B. Compensation—2004 Option Plan,” “Item 6. Directors, Senior Management and Employees –B. Compensation—Liquidity Event Share Plan” and “Item 6. Directors, Senior Management and Employees–B. Compensation—Bolton Share Allocation” in our 2025 Annual Report, incorporated by reference herein. The business address for Bolton Partners Ltd. is PO Box 3140, Wickams Cay 1, Road Town, Tortola, VG1110, British Virgin Islands.
(6)
The business address for KM Trust is Trispan LLP, 39 Sloane Street, London SW1X 9LP, United Kingdom.
(7)
The business address for 850 Holdings Pte Limited is 8 Marina View 11-08, Asia Square Tower 1, Singapore Singapore 018960, Singapore.
(8)
The business address for Altouq Sa is PO Box 27483, Kadi Eyas Street, Malaz, Riyadh, Saudi Arabia.
(9)
The business address for Fady Michel Abouchalache and Leila Abouchalache Jt Ten is Trispan LLP, 39 Sloane Street, London SW1X 9LP, United Kingdom.
(10)
The business address for Omran Mohammed A Alomran is PO Box 120946, Villa MC-2 302 Jumeirah Bay, 120946 Dubai, United Arab Emirates.
(11)
The business address for B Goodman Family Trust is 55 West 46th Street, 31st Floor, New York, NY 10036.
(12)
The business address for Melissa Goodman 1998 Trust is 55 West 46th Street, 31st Floor, New York, NY 10036.
(13)
The business address for Jodi Goodman 1998 Trust is 56 West 46th Street, 31st Floor, New York, NY 10036.
(14)
The business address for Melissa Goodman is 140 Chestnut Drive, Roslyn, NY 11576.
(15)
The business address for Charity Lynn Beck is 315 Jarvis Lane, Louisville, KY 40207.
(16)
The business address for Verna Holding Sal is Netherland Tower, Avenue Charles, Maleashrafieh, Beirut, Lebanon.
(17)
The business address for Howard Stuart Rimerman is 21 Cassilis Avenue, Apartment 1S, Bronxville, NY 10708.
(18)
The business address for Agape Fiduciary Gmbh is C/O Philos & Partners, Claridenstrasse 25, Zurich 8002, Switzerland.
(19)
The business address for Ali Khanbhai is Flat 556, Onslow Gardens, London SW7 3QA, United Kingdom.
(20)
The business address for Fadi Fakhri is Boulevard des Tranchees 14, Geneva 1206, Switzerland.
(21)
The business address for Wissam Jabr is Manara 1033, 9th Floor, California Street, Beirut, Lebanon.
(22)
The business address for Barry Alan Goodman is 7 Rolling Hill Rd, Old Westbury, New York, Old Westbury NY 11568.
(23)
The business address for Barry A. Goodman 2023 Spousal Lifetime Access Trust is 7 Rolling Hill Rd, Old Westbury, New York, Old Westbury NY 11568.
(24)
The business address for Bernard Marie Emmanual Charpentier is 20 Rue De La Poste 2346, Luxembourg.
(25)
The business address for MNCF Ltd. is 27 Hospital Road, KY1-8001, George Town, Cayman Islands.
(26)
The business address for our executive officers is Av. Presidente Masaryk 8, Polanco V Sección, Miguel Hidalgo, Mexico City, Mexico 11560. The disclosure with respect to executive officers who are selling shareholders is being made on an aggregate basis, as opposed to an individual basis, because their aggregate holdings do not represent more than 1% of our outstanding common shares.

Taxation

The following summary contains a description of certain British Virgin Islands, Mexican and U.S. federal income tax consequences of the acquisition, ownership and disposition of our Class A common shares. It does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase the Class A common shares, is not applicable to all categories of investors, some of which may be subject to special rules, and does not address all of the British Virgin Islands, Mexican and U.S. federal income tax considerations applicable to any particular holder. The summary is based upon the tax laws of the British Virgin Islands, Mexico and the United States and regulations thereunder as of the date hereof, which are subject to change.

Prospective purchasers of our Class A common shares should consult their own tax advisors about the particular British Virgin Islands, Mexican and U.S. federal, state, local and other tax consequences to them of the acquisition, ownership and disposition of our Class A common shares.

British Virgin Islands Tax Considerations

The Government of the British Virgin Islands does not, under existing legislation, impose any income, corporate or capital gains tax, estate duty, inheritance tax, gift tax or withholding tax upon the Company or its security holders who are not tax resident in the British Virgin Islands.

We are not liable to pay any form of taxation in the British Virgin Islands and all dividends, interest, rents, royalties, compensations and other amounts paid by us to persons who are not persons resident in the British Virgin Islands are exempt from all forms of taxation in the British Virgin Islands and any capital gains realized with respect to any shares, debt obligations, or other securities of ours by persons who are not persons resident in the British Virgin Islands are exempt from all forms of taxation in the British Virgin Islands.

No estate, inheritance, succession or gift tax, rate, duty, levy or other charge is payable by persons who are not persons resident in the British Virgin Islands with respect to any shares, debt obligation or other securities of ours.

Subject to the payment of stamp duty on the acquisition of property in the British Virgin Islands by us (and in respect of certain transactions in respect of the shares, debt obligations or other securities of British Virgin Islands incorporated companies owning land in the British Virgin Islands), all instruments relating to transfers of property to or by us and all instruments relating to transactions in respect of the shares, debt obligations or other securities of ours and all instruments relating to other transactions relating to our business are exempt from payment of stamp duty in the British Virgin Islands.

There are currently no withholding taxes or exchange control regulations in the British Virgin Islands applicable to us or our shareholders.

Certain Mexican Tax Considerations

This summary is provided for non-Mexican Holders (as defined below) that acquire the Class A common shares and does not address tax consequences to holders that are regarded as tax-resident in Mexico for tax purposes.

The Company is a non-Mexican resident for tax purposes given that its administration and place of effective management are located outside of Mexico. Any capital gains realized or dividend distributions received by non-Mexican Holders with respect to Class A common shares will not be deemed as Mexican-sourced income, and thus will not be subject to Mexican taxation.

For purposes of this summary, the term “non-Mexican Holder” shall mean a beneficial owner of Class A common shares that is not a resident of Mexico for tax purposes and does not conduct a business through a permanent establishment in Mexico for tax purposes.

There are no Mexican inheritance, gift, succession, or value added taxes applicable to the purchase, ownership, or disposition of the Class A common shares by non-Mexican Holders.

Certain United States Federal Income Tax Considerations

The following discussion describes certain U.S. federal income tax consequences of the ownership and disposition of our Class A common shares. This discussion deals only with Class A common shares that are held as capital assets by a U.S. Holder (as defined below).

As used herein, the term “U.S. Holder” means a beneficial owner of our Class A common shares that is, for U.S. federal income tax purposes, any of the following:

•
an individual who is a citizen or resident of the United States;
•
a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•
an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•
a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust; or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

This discussion is based upon provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions thereunder, all as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those summarized below.

This discussion does not represent a detailed description of the U.S. federal income tax consequences applicable to you if you are subject to special treatment under the U.S. federal income tax laws, including if you are:

•
a dealer or broker in securities;
•
a financial institution;
•
a regulated investment company;
•
a real estate investment trust;
•
an insurance company;
•
a tax-exempt organization;
•
a person holding our Class A common shares as part of an integrated or conversion transaction, a constructive sale or a straddle;
•
a trader in securities that has elected the mark-to-market method of accounting for your securities;
•
a person liable for alternative minimum tax;
•
a person who owns or is deemed to own 10% or more of all of our outstanding stock (by vote or value);
•
a partnership or other pass-through entity for U.S. federal income tax purposes;

•
a person required to accelerate the recognition of any item of gross income with respect to our Class A common shares as a result of such income being recognized on an applicable financial statement; or
•
a person whose “functional currency” for U.S. federal income tax purposes is not the U.S. dollar.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our Class A common shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership or partner of a partnership holding our Class A common shares, you should consult your tax advisors.

This summary does not contain a detailed description of all the U.S. federal income tax consequences to you in light of your particular circumstances and does not address the Medicare tax on net investment income, U.S. federal estate and gift taxes or the effects of any state, local or non-U.S. tax laws. If you are considering the purchase of our Class A common shares, you should consult your own tax advisors concerning the particular U.S. federal income tax consequences to you of the ownership and disposition of our Class A common shares, as well as the consequences to you arising under other U.S. federal tax laws (such as estate and gift tax laws) and the laws of any other taxing jurisdiction.

Except as specifically noted below under “—Passive Foreign Investment Company,” the following discussion assumes we are not, and will not be, a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes.

Taxation of Dividends

The gross amount of distributions on our Class A common shares will be taxable as dividends to the extent paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent that the amount of any distribution exceeds our current and accumulated earnings and profits for a taxable year, the distribution will first be treated as a tax-free return of capital, causing a reduction in your tax basis in the Class A common shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain recognized on a sale or exchange (as discussed below under “—Taxation of Sales or Exchanges”). We do not, however, expect to determine earnings and profits in accordance with U.S. federal income tax principles. Therefore, you should expect that a distribution will generally be reported as a dividend for U.S. federal income tax purposes.

Any dividends that you receive (including any withheld taxes) will be includable in your gross income as ordinary income from foreign sources on the day actually or constructively received by you. Such dividends will not be eligible for the dividends received deduction generally allowed to corporations under the Code.

Subject to applicable limitations (including a minimum holding period requirement), dividends received by non-corporate U.S. Holders from a qualified foreign corporation may be treated as “qualified dividend income” that is subject to reduced rates of taxation. For these purposes, a foreign corporation is generally treated as a qualified foreign corporation with respect to dividends paid by that corporation on shares that are readily tradable on an established securities market in the United States. U.S. Treasury Department guidance indicates that our Class A common shares, which are listed on the New York Stock Exchange, are readily tradable on an established securities market in the United States. Thus, we believe that any dividends we pay on our Class A common shares to non-corporate U.S. Holders will be potentially eligible for these reduced tax rates. However, non-corporate U.S. Holders will not be eligible for reduced tax rates on any dividends received from us if we are a PFIC (as discussed below under “—Passive Foreign Investment Company”) in the taxable year in which such dividends are paid or in the preceding taxable year. You should consult your own tax advisors regarding the application of these rules to your particular circumstances.

Distributions of Class A common shares or rights to subscribe for Class A common shares that are received as part of a pro rata distribution to all of our shareholders (and for which the shareholders do not have a right to receive cash or other property instead) generally will not be subject to U.S. federal income tax.

Taxation of Sales or Exchanges

For U.S. federal income tax purposes, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of Class A common shares in an amount equal to the difference between the amount realized for the Class A common shares and your tax basis in the Class A common shares. Such gain or loss will generally be capital gain or loss and will generally be long-term capital gain or loss if you have held the Class A common shares for more than one year. Long-term capital gains of non-corporate U.S. Holders (including individuals) are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Any gain or loss recognized by you will generally be treated as U.S. source gain or loss.

Passive Foreign Investment Company

In general, we will be a PFIC for any taxable year in which, after applying certain look-through rules, (i) at least 75% of our gross income is passive income, or (ii) at least 50% of the value (generally determined based on a quarterly average) of our assets is attributable to assets that produce, or are held for the production of, passive income. For this purpose, passive income generally includes dividends, interest, royalties and rents (other than royalties and rents derived in the active conduct of a trade or business and not derived from a related person). In addition, cash and other assets readily convertible into cash are generally considered passive assets.

Based on the past and projected composition of our income and assets, and the value of our assets, including goodwill, we do not believe we were a PFIC for our most recent taxable year, and we do not expect to become a PFIC in the current taxable year or the foreseeable future, although there can be no assurance in this regard. The determination of whether we are a PFIC is made annually. Accordingly, it is possible that we may become a PFIC in the current or any future taxable year due to changes in our asset or income composition or in the value of our assets.

If we are a PFIC for any taxable year during which you hold our Class A common shares, you could be subject to additional U.S. federal income taxes on gain recognized with respect to our Class A common shares and on certain distributions, plus an interest charge on certain taxes treated as having been deferred under the PFIC rules. Although the determination of whether we are a PFIC is made annually, if we are a PFIC for any taxable year in which you hold our Class A common shares, we would generally continue to be treated as a PFIC with respect to you for all succeeding years during which you hold the Class A common shares, even if we ceased to meet the threshold requirements for PFIC status during such years. However, if we cease to be a PFIC, you can avoid the continuing impact of the PFIC rules by making a special election to recognize gain as if your Class A common shares had been sold on the last day of the last taxable year during which we were a PFIC.

You will generally be required to file Internal Revenue Service (“IRS”) Form 8621 if you hold our Class A common shares in any year in which we are classified as a PFIC. You are urged to consult your tax advisors concerning the U.S. federal income tax consequences of holding Class A common shares if we are considered a PFIC in any taxable year, including the potential availability and effect of any elections which would provide for alternative treatment.

Information Reporting and Backup Withholding

In general, information reporting will apply to dividends in respect of our Class A common shares and the proceeds from the sale, exchange or other disposition of our Class A common shares that are paid to you within the United States (and in certain cases, outside the United States), unless you establish that you are an exempt recipient. Backup withholding may apply to such payments if you fail to provide a correct taxpayer identification number and a certification that you are not subject to backup withholding or if you fail to report in full dividend and interest income.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Certain U.S. Holders that own “specified foreign financial assets” with an aggregate value in excess of US$50,000 on the last day of the taxable year or US$75,000 at any time during the taxable year (or in some circumstances, a higher threshold) may be required to report information relating to such assets with their tax returns. “Specified foreign financial assets” generally include financial accounts maintained by foreign financial institutions, as well as the following, but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts that have non-U.S. issuers or counterparties, and (iii) interests in foreign entities. Significant penalties may apply for failing to satisfy this filing requirement. You are urged to consult your own tax advisors regarding information reporting requirements relating to your ownership of the Class A common shares.

Class A Common Shares Eligible for Future Sale

Future sales of substantial amounts of our Class A common shares in the public market after this offering, or the possibility of these sales occurring, could materially and adversely affect the prevailing market prices. Furthermore, since only a limited number of Class A common shares will be available for sale shortly after this offering because of contractual and legal restrictions on resale described below, sales of substantial amounts of Class A common shares in the public market after those restrictions lapse could adversely affect the prevailing market price for our Class A common shares, as well as our ability to raise equity capital in the future.

Upon the completion of this offering, 75,942,618 Class A common shares will be outstanding (assuming no exercise of the underwriters’ option to purchase additional Class A common shares from us). The Class A common shares to be sold in this offering by us or the selling shareholders will be freely tradable, except that any Class A common shares acquired by our “affiliates,” as that term is defined in Rule 144 under the U.S. Securities Act of 1933, as amended (the “Securities Act”), in this offering may only be sold in compliance with the limitations described below. The Class B common shares and Class C common shares outstanding after this offering, representing 35.9% of our outstanding shares if the underwriters do not exercise their option to purchase additional Class A common shares from us, will be held by our current shareholders and restricted under applicable securities laws and lock-up provisions and/or other transfer restrictions set forth in our memorandum and articles of association, as described under “Description of Share Capital” in the accompanying prospectus and below. Following the expiration of such lock-up restrictions, all Class B common shares (as converted into Class A common shares at the end of the lock-up period) and Class C common shares (as converted into Class A common shares at the end of the lock-up period) will be eligible for resale in compliance with Rule 144 or Rule 701. “Restricted securities” as defined under Rule 144 were issued and sold by us in reliance on exemptions from the registration requirements of the Securities Act. These Class A common shares may be sold in the public market only if registered or pursuant to an exemption from registration, such as Rule 144 or Rule 701 under the Securities Act.

Lock-up Provisions of Our Memorandum and Articles of Association

In addition to restrictions on sales and dispositions in our memorandum and articles of association relating to our IPO described in our memorandum and articles of association, the Liquidity Lock-Up Period will remain in force for a period commenced on the date of expiry of the 180-day initial lock-up period and ending 24 months after such date (i.e., until August 6, 2026), during which the holders of Class B common shares and Class C common shares may not directly or indirectly offer, sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any Class B common shares or Class C common shares (or grant or enter into any option, warrant, convertible security, hedging arrangement or other transaction relating thereto), except for certain permitted transfers described in our memorandum and articles of association. See “Description of Share Capital—Class B Common Shares” and “Description of Share Capital—Class C Common Shares” in the accompanying prospectus.

Rule 144

In general, under Rule 144 under the Securities Act, a person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months (including any period of consecutive ownership of preceding non-affiliated holders) would be entitled to sell those shares, subject only to the availability of current public information about us. A non-affiliated person who has beneficially owned restricted securities within the meaning of Rule 144 for at least one year would be entitled to sell those shares without regard to the provisions of Rule 144.

A person (or persons whose shares are aggregated) who is deemed to be an affiliate of ours and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months would be entitled to sell within any three-month period a number of shares that does not exceed the greater of one percent of the then outstanding shares of our Class A common shares or the average weekly trading volume of our Class A common shares on the during the four calendar weeks preceding such sale. Such sales are also subject to certain manner-of-sale provisions, notice requirements and the availability of current public information about us.

Rule 701

Rule 701 generally allows a shareholder who purchased Class A common shares pursuant to a written compensatory plan or contract and who is not deemed to have been an affiliate of us during the immediately preceding 90 days to sell these Class A common shares in reliance upon Rule 144, but without being required to comply with the public information, holding period, volume limitation, or notice provisions of Rule 144. Rule 701 also permits affiliates of our company to sell their Rule 701 Class A common shares under Rule 144 without complying with the holding period requirements of Rule 144. All holders of Rule 701 Class A common shares, however, are required to wait until 90 days after the date of this prospectus before selling such Class A common shares pursuant to Rule 701.

Registration Rights

Our memorandum and articles of association grant holders of our Class B common shares and Class C common shares customary registration rights for the resale of the Class A common shares into which the Class B common shares and Class C common shares held by them are convertible. Registration of these shares under the Securities Act would result in these shares becoming freely tradable without restriction under the Securities Act immediately upon the effectiveness of the registration, except for shares purchased by affiliates. Class A common shares covered by a registration statement will be eligible for sales in the public market upon the expiration, or their release from the terms of, the lock-up provisions of our memorandum and articles of association described under the heading “Description of Our Share Capital” in the accompanying prospectus. Any sales of Class A common shares by these shareholders could have a material adverse effect on the trading price of our Class A common shares.

Equity Incentive Plan

We filed a registration statement on Form S-8 under the Securities Act following our IPO to register all of the Class A common shares issued or reserved for issuance under our outstanding option plans. See “Item 6: Directors and Management—B. Compensation—Legacy Plan” and “Item 6: Directors and Management—B. Compensation—2024 Post-IPO Equity Incentive Plan” in our 2025 Annual Report, incorporated by reference herein. Class A common shares covered by this prospectus supplement will be eligible for sale in the public market, upon the expiration of the lock-up provisions of our memorandum and articles of association, and subject to vesting of any options to receive such Class A common shares.

Underwriting

Under the terms and subject to the conditions in an underwriting agreement dated , 2026, the underwriters named below, for whom J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Banco BTG Pactual S.A. – Cayman Branch, Santander US Capital Markets LLC and Scotia Capital (USA) Inc. are acting as representatives, have severally agreed to purchase, and we and the selling shareholders have agreed to sell to them, severally and not jointly, the number of Class A common shares indicated below:

Underwriter	Number of Class A Common Shares
J.P. Morgan Securities LLC	-
Morgan Stanley & Co. LLC	-
Banco BTG Pactual S.A. - Cayman Branch	-
Santander US Capital Markets LLC	-
Scotia Capital (USA) Inc.	-
Total	13,304,174

Banco BTG Pactual S.A. – Cayman Branch is not a broker-dealer registered with the SEC and therefore may not make sales of any Class A common shares in the United States or to U.S. persons except in compliance with applicable U.S. laws and regulations. To the extent Banco BTG Pactual S.A. – Cayman Branch intends to sell the Class A common shares in the United States, it will do so only through BTG Pactual US Capital, LLC or one or more U.S. registered broker-dealers, or otherwise as permitted by applicable U.S. law.

The underwriters and the representatives are collectively referred to as the “underwriters” and the “representatives,” respectively. The underwriters are offering the Class A common shares subject to their acceptance of the Class A common shares from us and the selling shareholders (if the underwriters exercise their option to purchase additional Class A common shares from us) and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the Class A common shares offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the Class A common shares offered by this prospectus if any such shares are taken. However, the underwriters are not required to take or pay for the Class A common shares covered by the underwriters’ option to purchase additional Class A common shares described below.

We have granted the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase from us up to 1,995,626 additional Class A common shares at the public offering price listed on the cover page of this prospectus, less underwriting discounts and commissions. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional Class A common shares as the number listed next to the underwriter’s name in the preceding table bears to the total number of Class A common shares listed next to the names of all underwriters in the preceding table.

We and the selling shareholders have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act or to contribute to payments the underwriters may be required to make in respect of those liabilities.

Discounts, Fees, Commissions and Expenses

The following table shows the per Class A common share and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us and to the selling shareholders. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase up to an additional 1,995,626 Class A common shares from the Company.

Total
	Per Class A common share	No Exercise	Full Exercise
(US$)
Public offering price
Underwriting discounts and commissions to be paid by us
Underwriting discounts and commissions to be paid by the selling shareholders
Proceeds before expenses, to us
Proceeds, before expenses, to the selling shareholders

Class A common shares sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any Class A common shares sold by the underwriters to securities dealers may be sold at a discount of up to US$ per Class A common share from the public offering price. After the offering of the Class A common shares, the representatives may change the offering price and the other selling terms. The offering of the Class A common shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

We estimate that our share of the total expenses of this offering, excluding underwriting discounts and commissions, will be approximately US$ 2,462,500, as set forth below:

	Amount(1)
SEC registration fee	(US$)	70,000
New York Stock Exchange Listing Fee		15,000
FINRA fee		225,500
Printing and engraving expenses		22,000
Legal fees and expenses		1,708,000
Accountant fees and expenses		387,000
Miscellaneous costs		35,000
Total		2,462,500

All amounts in the table are estimates except the SEC registration fee, the New York Stock Exchange listing fee and the FINRA filing fee. We will pay all of the expenses of this offering listed in the table above. We have also agreed to reimburse the underwriters for certain of their expenses incurred in connection with this offering.

Lock-up Provisions of Our Memorandum and Articles of Association

All remaining Class A common shares or securities convertible into or exchangeable for Class A common shares (including our Class B common shares and Class C common shares) subject to the lock-up provisions of our memorandum and articles of association will be released prior to the opening of trading on the first full trading day following the periods described therein.

We have also agreed not to file with the SEC a registration statement under the Securities Act relating to, any securities that are substantially similar to the Class A common shares, including but not limited to any options or warrants to purchase Class A common shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, Class A common shares (including Class B common shares and Class C common shares) or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Class A common shares or any such other securities. These restrictions will not apply to: (1) the issuance of Class A common shares to be sold pursuant to this offering and the conversion of Class C common shares into Class A common shares to be sold pursuant to this offering; (2) grants of stock options, share awards, restricted shares, restricted stock units or other equity awards; (3) the issuance of Class A common shares or securities convertible into or exchangeable for Class A common shares (including Class B common shares and Class C common shares) upon the exercise of an option, restricted stock unit or warrant under an equity incentive plan; (4) the issuance of Class A common shares or securities convertible into or exchangeable for Class A common shares (including Class B common shares and Class C common shares) upon the conversion of a security described in this prospectus supplement; (5) the issuance of Class A common shares or securities convertible into or exchangeable for Class A common shares (including Class B common shares and Class C common shares) in connection with a merger, acquisition, joint venture or strategic participation entered into by us; provided that the aggregate number of such Class A common shares or securities convertible into or exchangeable for Class A common shares (including Class B common shares and Class C common shares) issued thereby shall not exceed 10% of the total number of Class A common shares or securities convertible into or exchangeable for Class A common shares (including Class B common shares and Class C common shares) issued and outstanding as of the date of such merger, acquisition, joint venture or strategic participation; and (6) the filing by us of any registration statement on Form S-8 or a successor form thereto relating to the Equity Incentive Plan described in this prospectus supplement.

Preemptive Rights

Holders of Class B common shares are entitled to preemptive rights to purchase additional Class B common shares in the event that additional Class A common shares are issued, upon the same economic terms and at the same price, in order to maintain such holder’s proportional ownership and voting interest.

In connection with this offering, Bolton Partners Ltd., our principal shareholder, as holder of our Class B common shares, will exercise in part its preemptive rights under our memorandum and articles of association to subscribe 10,000 Class B common shares at the public offering price.

Listing Venue

Our Class A common shares are listed on the New York Stock Exchange under the symbol “TBBB.”

The public offering price will be negotiated among us, the selling shareholders and the representatives. Among the factors to be considered in determining the public offering price of the shares, in addition to prevailing market conditions, will be our historical performance, estimates of our business potential and earnings prospects, an assessment of our management and the consideration of the above factors in relation to market valuation of companies in related businesses.

Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers or affiliates, and such investment and trading activities may involve or relate to assets, securities and/or instruments of ours (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Price Stabilization, Short Positions and Penalty Bids

In connection with this offering, the underwriters may purchase and sell Class A common shares in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in this offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. The underwriters may engage in these activities from time to time during the period in which stabilization is permitted. A “covered short position” is a short position that is not greater than the number of additional Class A common shares for which the underwriters’ option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional Class A common shares or purchasing shares in the open market. In determining the source of shares to cover the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional Class A common shares pursuant to the option described above. “Naked” short sales are any short sales that create a short position greater than the number of additional Class A common shares for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Class A common shares in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of various bids for or purchases of Class A common shares made by the underwriters in the open market prior to the completion of this offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of our Class A common shares, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the Class A common shares. As a result, the price of the Class A common shares may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise.

Electronic Distribution

In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as email.

Selling Restrictions

European Economic Area and the United Kingdom

In relation to each Member State of the European Economic Area (each, a “Relevant State”), no Class A common shares have been offered or will be offered pursuant to this offering to the public in that Relevant State prior to the publication of a prospectus in relation to the Class A common shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of Class A common shares may be made to the public in that Relevant State at any time pursuant to the following exemptions under the Prospectus Regulation:

a)
to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;
b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation) per Relevant State, subject to obtaining the prior consent of the representatives for any such offer; or
c)
in any other circumstances falling within Article 1(4) of the Prospectus Regulation;

provided that no such offer of Class A common shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any Class A common shares or to whom any offer is made will be deemed to have represented, acknowledged, and agreed to and with each of the underwriters and us that it is a “qualified investor” with the meaning of Article 2(e) of the Prospectus Regulation. In the case of any Class A common shares being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged, and agreed that the Class A common shares acquired by it in this offering have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any Class A common shares to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters have been obtained to each such proposed offer or resale.

We, the underwriters and their and our respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any Class A common shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any Class A common shares to be offered so as to enable an investor to decide to purchase or subscribe for any Class A common shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended).

The above selling restriction is in addition to any other selling restrictions set out below.

In connection with this offering, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Banco BTG Pactual S.A. – Cayman Branch, Santander US Capital Markets LLC and Scotia Capital (USA) Inc. are not acting for anyone other than the issuer and will not be responsible to anyone other than the issuer for providing the protections afforded to their clients nor for providing advice in relation to this offering.

United Kingdom

No Class A common shares have been offered or will be offered pursuant to this offering to the public in the United Kingdom, except that Class A common shares may be made to the public in the United Kingdom at any time:

a)
to any legal entity which is a “qualified investor” as defined under paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024 (the “POATR”);
b)
to fewer than 150 natural or legal persons in the United Kingdom (other than “qualified investors” as defined under paragraph 15 of Schedule 1 to the POATR), subject to obtaining the prior consent of the representatives for any such offer; or
c)
in any other circumstances falling within Part 1 of Schedule 1 to the POATR,

provided that no such offer of Class A common shares shall require us or any underwriter to publish a prospectus pursuant to the POATR or supplement a prospectus pursuant to any rules made by the Financial Conduct Authority under the POATR (including the Prospectus Rules: Admission to Trading on a Regulated Market sourcebook (the “PRM”))and each person who initially acquires any Class A common shares or to whom any offer is made will be deemed to have represented, warranted and agreed to and with each of the underwriters and us that it is a qualified investor within the meaning of paragraph 15 of Schedule 1 to the POATR.

We, the selling shareholders, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, warranties and agreements. Notwithstanding the above, a person who is not a “qualified investor” and who has notified the representatives of such fact in writing may, with the prior consent of the representatives, be permitted to acquire Class A common shares in this offering.

For the purposes of this provision, the expression an “offer to the public” in relation to the Class A common shares in the United Kingdom means the communication to any person which presents sufficient information on: (a) the Class A common shares to be offered; and (b) the terms on which they are to be offered, to enable an investor to decide to buy or subscribe for the Class A common shares, and the expression “POATR” means the Public Offers and Admissions to Trading Regulations 2024.

In the United Kingdom, this prospectus and any other material in relation to the Class A common shares described herein are only being distributed to, and are only directed at, persons who are “qualified investors “ (as defined in paragraph 15 of Schedule 1 to the POATR) who are (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order, or (iii) persons to whom it would otherwise be lawful to distribute them, all such persons together being referred to as “Relevant Persons.” In the United Kingdom, the Class A common shares are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Class A common shares will be engaged in only with, Relevant Persons. This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this prospectus or its contents.

Argentina

The Class A common shares are not authorized for public offering in Argentina by the Comisión Nacional de Valores pursuant to Argentine Public Offering Law No. 17,811, as amended, and they shall not be sold publicly. Therefore, any transaction carried out in Argentina must be made privately.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged or will be lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to this offering. This document does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the Corporations Act) and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the Class A common shares may only be made to persons (the Exempt Investors) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the Class A common shares without disclosure to investors under Chapter 6D of the Corporations Act.

The Class A common shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under this offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring Class A common shares must observe such Australian on-sale restrictions.

The Issuer is not licensed in Australia to provide financial product advice in relation to the Class A common shares. This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Any advice contained in this document is general advice only. Before making an investment decision on the basis of this document, investors should consider the appropriateness of the information in this document, having regard to their own objectives, financial situation and needs, and, if necessary, seek expert advice on those matters. No cooling off period applies to an acquisition of the Class A common shares.

Brazil

The offer and sale of our Class A common shares has not been and will not be registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários—“CVM”) and, therefore, will not be carried out by any means that would constitute a public offering in Brazil under CVM Resolution No. 160, dated July 13, 2022, as amended (“CVM Resolution 160”) or unauthorized distribution under Brazilian laws and regulations. Our Class A common shares will be authorized for trading on organized non-Brazilian securities markets and may only be offered to Brazilian professional investors (as defined by applicable CVM regulation), who may only acquire our Class A common shares through a non-Brazilian account, with settlement outside Brazil in non-Brazilian currency. Trading our Class A common shares on regulated securities markets in Brazil is prohibited.

British Virgin Islands

This document does not constitute, and there will not be, an offering of common shares to the public in the British Virgin Islands. This document may not be sent or distributed to persons in the British Virgin Islands and no invitation or offer to subscribe, purchase or otherwise acquire the Class A common shares will be made to, persons in the British Virgin Islands. However, the Class A common shares may be offered and sold to business companies incorporated in the British Virgin Islands and limited partnerships formed in the British Virgin Islands; provided that any such offering and sale is made outside the British Virgin Islands or the Class A common shares are otherwise offered and sold as permitted by the laws of the British Virgin Islands.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation; provided, that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Cayman Islands

This prospectus does not constitute a public offer of the Class A common shares, whether by way of sale or subscription, in the Cayman Islands. The Class A common shares have not been offered or sold, and will not be offered or sold, directly or indirectly, in the Cayman Islands.

Chile

The offer of the Class A common shares is subject to CMF Rule 336. The Class A common shares being offered will not be registered under the Chilean Securities Market Law in the Securities Registry (Registro de Valores) or in the Foreign Securities Registry (Registro de Valores Extranjeros) of the CMF and, therefore, the Class A common shares are not subject to the supervision of the CMF. As unregistered securities, we are not required to disclose public information about the Class A common shares in Chile. Accordingly, the Class A common shares cannot and will not be publicly offered to persons in Chile unless they are registered in the corresponding securities registry. The Class A common shares may only be offered in Chile in circumstances that do not constitute a public offering under Chilean law or in compliance with CMF Rule 336. Pursuant to CMF Rule 336, the Class A common shares may be privately offered in Chile to certain “qualified investors” identified as such therein (which in turn are further described in Rule No. 216, dated June 12, 2008 and in Rule No. 410, dated July 27, 2016, both issued by the CMF).

LA OFERTA DE LAS ACCIONES COMUNES CLASE A SE ACOGE A LA NORMA DE CARÁCTER GENERAL No. 336 DE LA CMF. LAS ACCIONES COMUNES CLASE A QUE SE OFRECEN NO ESTÁN INSCRITOS BAJO LA LEY DE MERCADO DE VALORES EN EL REGISTRO DE VALORES O EN EL REGISTRO DE VALORES EXTRANJEROS QUE LLEVA LA CMF, POR LO QUE TALES VALORES NO

ESTÁN SUJETOS A LA FISCALIZACIÓN DE ÉSTA. POR TRATARSE DE VALORES NO INSCRITOS, NO EXISTE OBLIGACIÓN POR PARTE DEL EMISOR DE ENTREGAR EN CHILE INFORMACIÓN PÚBLICA RESPECTO DE ESTOS VALORES. LAS ACCIONES COMUNES CLASE A NO PODRÁN SER OBJETO DE OFERTA PÚBLICA EN CHILE MIENTRAS NO SEAN INSCRITOS EN EL REGISTRO DE VALORES CORRESPONDIENTE. LAS ACCIONES COMUNES CLASE A SOLO PODRÁN SER OFRECIDOS EN CHILE EN CIRCUNSTANCIAS QUE NO CONSTITUYAN UNA OFERTA PÚBLICA O CUMPLIENDO CON LO DISPUESTO EN LA NORMA DE CARÁCTER GENERAL No. 336 DE LA CMF. EN CONFORMIDAD CON LO DISPUESTO POR LA NORMA DE CARÁCTER GENERAL No. 336, LAS ACCIONES COMUNES CLASE A PODRÁN SER OFRECIDOS PRIVADAMENTE A CIERTOS “INVERSIONISTAS CALIFICADOS,” IDENTIFICADOS COMO TAL EN DICHA NORMA (Y QUE A SU VEZ ESTÁN DESCRITOS EN LA NORMA DE CARÁCTER GENERAL No. 216 DE LA CMF DE FECHA 12 DE JUNIO DE 2008 Y EN LA NORMA DE CARÁCTER GENERAL No. 410 DE LA CMF DE FECHA 27 DE JULIO DE 2016).

China

The Class A common shares may not be offered or sold directly or indirectly to the public in the People’s Republic of China (“China”) and neither this prospectus, which has not been submitted to the Chinese Securities and Regulatory Commission, nor any offering material or information contained herein relating to the Class A common shares may be supplied to the public in China or used in connection with any offer for the subscription or sale of Class A common shares to the public in China. The Class A common shares may only be offered or sold to China related organizations which are authorized to engage in foreign exchange business and offshore investment from outside of China. Such China-related investors may be subject to foreign exchange control approval and filing requirements under the relevant Chinese foreign exchange regulations. For the purpose of this paragraph, China does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Colombia

The Class A common shares have not been and will not be registered on the Colombian National Registry of Securities and Issuers or in the Colombian Stock Exchange. Therefore, the Class A common shares may not be publicly offered in Colombia. This material is for your sole and exclusive use as a determined entity, including any of your shareholders, administrators or employees, as applicable. You acknowledge the Colombian laws and regulations (specifically foreign exchange and tax regulations) applicable to any transaction or investment consummated pursuant hereto and represent that you are the sole liable party for full compliance with any such laws and regulations.

France

Neither this prospectus nor any other offering material relating to the Class A common shares described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The Class A common shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the Class A common shares has been or will be: (1) released, issued, distributed or caused to be released, issued or distributed to the public in France; or (2) used in connection with any offer for subscription or sale of the Class A common shares to the public in France. Such offers, sales and distributions will be made in France only to: (a) persons providing investment services relating to portfolio management for the account of third parties (personnes fournissant le service d’investissement de gestion de portefeuille pour compte de tiers), and/or (b) qualified investors (investisseurs qualifiés) acting for their own account, and/or (c) a limited circle of investors (cercle restreint) acting for their own account, as defined in, and in accordance with, Articles L. 411-1, L. 411-2, D. 411-1 and D. 411-4 of the French Code monétaire et financier.

The Class A common shares may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Germany

The Class A common shares will not be offered, sold or publicly promoted or advertised in the Federal Republic of Germany other than in compliance with the German Securities Prospectus Act (Gesetz uber die Erstellung, Billigung und Veroffentlichung des Prospekts, der beim offentlicken Angebot von Wertpapieren oder bei der Zulassung von Wertpapieren zum Handel an einem organisierten Markt zu veroffenlichen ist—Wertpapierprospektgesetz) as of June 22, 2005, effective as of July 1, 2005, as amended, or any other laws and regulations applicable in the Federal Republic of Germany governing the issue, offering and sale of securities. No selling prospectus (Verkaufsprospeckt) within the meaning of the German Securities Selling Prospectus Act has been or will be registered within the Financial Supervisory Authority of the Federal Republic of Germany or otherwise published in Germany.

Hong Kong

The Class A common shares may not be offered or sold in Hong Kong by means of any document other than (1) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong), or (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”); (2) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder; or (3) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the Class A common shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Class A common shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Ireland

The Class A common shares will not be placed in or involving Ireland otherwise than in conformity with the provisions of the Intermediaries Act 1995 of Ireland (as amended) including, without limitation, Sections 9 and 23 (including advertising restrictions made thereunder) thereof and the codes of conduct made under Section 37 thereof.

Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus is being distributed only to, and is directed only at, and any offer of the Class A common shares is directed only at, (1) a limited number of persons in accordance with the Israeli Securities Law; and (2) investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of its meaning and agree to it.

Italy

The offering of the Class A common shares has not been registered pursuant to Italian securities legislation and, accordingly, no Class A common shares may be offered or sold in the Republic of Italy in a solicitation to the public, and sales of the Class A common shares in the Republic of Italy shall be effected in accordance with all Italian securities, tax and exchange control and other applicable laws and regulation.

No offer, sale or delivery of the Class A common shares or distribution of copies of any document relating to the Class A common shares will be made in the Republic of Italy except: (1) to “Professional Investors,” as defined in Article 31.2 of Regulation No. 11522 of 1 July 1998 of the Commissione Nazionale per la Società e la Borsa, or the CONSOB, as amended, or CONSOB Regulation No. 11522, pursuant to Article 30.2 and 100 of Legislative Decree No. 58 of 24 February 1998, as amended, or the Italian Financial Act; or (2) in any other circumstances where an express exemption from compliance with the solicitation restrictions applies, as provided under the Italian Financial Act or Regulation No. 11971 of 14 May 1999, as amended.

Any such offer, sale or delivery of the Class A common shares or any document relating to the Class A common shares in the Republic of Italy must be: (1) made by investment firms, banks or financial intermediaries permitted to conduct such activities in the Republic of Italy in accordance with Legislative Decree No. 385 of 1 September 1993 as amended, the Italian Financial Act, CONSOB Regulation No. 11522 and any other applicable laws and regulations; and (2) in compliance with any other applicable notification requirement or limitation which may be imposed by CONSOB or the Bank of Italy.

Investors should also note that, in any subsequent distribution of the Class A common shares in the Republic of Italy, Article 100-bis of the Italian Financial Act may require compliance with the law relating to public offers of securities. Furthermore, where the Class A common shares are placed solely with professional investors and are then systematically resold on the secondary market at any time in the 12 months following such placing, purchasers of Class A common shares who are acting outside of the course of their business or profession may in certain circumstances be entitled to declare such purchase void and to claim damages from any authorized person at whose premises the Class A common shares were purchased, unless an exemption provided for under the Italian Financial Act applies.

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the “FIEA.” The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Kuwait

The Class A common shares have not been authorized or licensed for offering, marketing or sale in the State of Kuwait. The distribution of this prospectus and the offering and sale of the Class A common shares in the State of Kuwait is restricted by law unless a license is obtained from the Kuwait Ministry of Commerce and Industry in accordance with Law 31 of 1990. Persons into whose possession this prospectus comes are required by us and the international underwriters to inform themselves about and to observe such restrictions. Investors in the State of Kuwait who approach us or any of the international underwriters to obtain copies of this prospectus are required by us and the international underwriters to keep such prospectus confidential and not to make copies thereof or distribute the same to any other person and are also required to observe the restrictions provided for in all jurisdictions with respect to offering, marketing and the sale of the Class A common shares.

Mexico

The Class A common shares have not been and will not be registered with the Mexican National Securities Registry (Registro Nacional de Valores) maintained by the Mexican National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores, or CNBV), and therefore, may not be offered or sold publicly in Mexico or otherwise be subject to brokerage activities in Mexico, except that the Class A common shares may be offered and sold to investors that qualify as institutional or qualified investors pursuant to a private placement exemption set forth in Article 8 of the Mexican Securities Market Law (Ley del Mercado de Valores). The information contained or incorporated by reference herein is solely our responsibility and has not been reviewed or authorized by the CNBV and may not be publicly distributed in Mexico. In making an investment decision, all investors, including any Mexican investor, who may acquire Class A common shares from time to time, must rely on their own examination of the Issuer and the terms of this offering, including the merits and risks involved.

Netherlands

The Class A common shares may not be offered, sold, transferred or delivered, in or from the Netherlands, as part of the initial distribution or as part of any reoffering, and neither this prospectus nor any other document in respect of the international offering may be distributed in or from the Netherlands, other than to individuals or legal entities who or which trade or invest in securities in the conduct of their profession or trade (which includes banks, investment banks, securities firms, insurance companies, pension funds, other institutional investors and treasury departments and finance companies of large enterprises), in which case, it must be made clear upon making the offer and from any documents or advertisements in which a forthcoming offering of Class A common shares is publicly announced that the offer is exclusively made to said individuals or legal entities.

Peru

The Class A common shares and this prospectus have not been registered in Peru under the Decreto Supremo Nº 093-2002-EF: Texto Único Ordenado de la Ley del Mercado de Valores, (the “Peruvian Securities Law”) or before the Superintendencia del Mercado de Valores and cannot be offered or sold in Peru except in a private offering under the meaning of the Peruvian Securities Laws. The Peruvian Securities Law provides that an offering directed exclusively to “institutional investors” (as defined in the Institutional Investors Market Regulations) qualifies as a private offering. The Class A common shares acquired by institutional investors in Peru cannot be transferred to a third party, unless such transfer is made to another institutional investor or the Class A common shares have been previously registered with the Registro Público del Mercado de Valores.

Portugal

No document, circular, advertisement or any offering material in relation to the share has been or will be subject to approval by the Portuguese Securities Market Commission (Comissão do Mercado de Valores Mobiliários), or the CMVM. No Class A common shares may be offered, re-offered, advertised, sold, re-sold or delivered in circumstances which could qualify as a public offer (oferta pública) pursuant to the Portuguese Securities Code (Código dos Valores Mobiliários), and/or in circumstances which could qualify the issue of the Class A common shares as an issue or public placement of securities in the Portuguese market. This prospectus and any document, circular, advertisements or any offering material may not be directly or indirectly distributed to the public. All offers, sales and distributions of the Class A common shares have been and may only be made in Portugal in circumstances that, pursuant to the Portuguese Securities Code, qualify as a private placement (oferta particular), all in accordance with the Portuguese Securities Code. Pursuant to the Portuguese Securities Code, the private placement in Portugal or to Portuguese residents of the Class A common shares by public companies (sociedades abertas) or by companies that are issuers of securities listed on a market must be notified to the CMVM for statistical purposes. Any offer or sale of the Class A common shares in Portugal must comply with all applicable provisions of the Portuguese Securities Code and any applicable CMVM Regulations and all relevant Portuguese laws and regulations. The placement of the Class A common shares in the Portuguese jurisdiction or to any entities which are resident in Portugal, including the publication of a prospectus, when applicable, must comply with all applicable laws and regulations in force in Portugal and with the Prospectus Directive, and such placement shall only be performed to the extent that there is full compliance with such laws and regulations.

Qatar

The Class A common shares described in this prospectus have not been, and will not be, offered, sold or delivered, at any time, directly or indirectly in the State of Qatar in a manner that would constitute a public offering. This prospectus has not been, and will not be, registered with or approved by the Qatar Financial Markets Authority or Qatar Central Bank and may not be publicly distributed. This prospectus is intended for the original recipient only and must not be provided to any other person. It is not for general circulation in the State of Qatar and may not be reproduced or used for any other purpose.

Saudi Arabia

Any investor in the Kingdom of Saudi Arabia or who is a Saudi person (a “Saudi Investor”) who acquires the Class A common shares pursuant to this offering should note that the offer of the Class A common shares is an exempt offer under sub-paragraph (3) of paragraph (a) of Article 16 of the “Offer of Securities Regulations” as issued by the Board of the Capital Market Authority resolution number 2-11-2004 dated October 4, 2004 and amended by the resolution of the Board of Capital Market Authority resolution number 1-33-2004 dated December 21, 2004 (the “KSA Regulations”). The Class A common shares may be offered to no more than 60 Saudi Investors and the minimum amount payable per Saudi Investor must not be less than Saudi Riyal (“SR”) 1 million or an equivalent amount. The offer of Class A common shares is therefore exempt from the public offer provisions of the KSA Regulations, but is subject to the following restrictions on secondary market activity: (1) A Saudi Investor (the transferor) who has acquired Class A common shares pursuant to this exempt offer may not offer or sell Class A common shares to any person (referred to as a transferee) unless the price to be paid by the transferee for such Class A common shares equals or exceeds SR1 million; (2) If the provisions of paragraph (1) cannot be fulfilled because the price of the Class A common shares being offered or sold to the transferee has declined since the date of the original exempt offer, the transferor may offer or sell the Class A common shares to the transferee if their purchase price during the period of the original exempt offer was equal to or exceeded SR1 million; and (3) If the provisions of paragraphs (1) and (2) cannot be fulfilled, the transferor may offer or sell the Class A common shares if he/she sells his entire holding of the Class A common shares to one transferee.

Singapore

This prospectus has not been and will not be registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”). Accordingly, each underwriter has not offered or sold any Class A common shares or caused such Class A common shares to be made the subject of an invitation for subscription or purchase and will not offer or sell such Class A common shares or cause such Class A common shares to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of such Class A common shares, whether directly or indirectly, to persons in Singapore other than (1) to an institutional investor under Section 274 of the SFA; (2) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA; or (3) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Class A common shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (x) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (y) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Class A common shares pursuant to an offer made under Section 275 of the SFA, except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), or to any person arising from an offer referred to in Section 275(1A), or Section 276(4)(1)(B) of the SFA; (2) where no consideration is or will be given for the transfer; (3) where the transfer is by operation of law; (4) as specified in Section 276(7) of the SFA; or (5) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the Securities and Futures Act (Chapter 289 of Singapore) (the “SFA”), we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the Class A common shares are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

South Korea

The Class A common shares have not been and will not be registered with the Financial Services Commission of Korea for public offering in Korea under the Financial Investment Services and Capital Markets Act, or the FSCMA. The Class A common shares may not be offered, sold or delivered, or offered or sold for re-offering or resale, directly or indirectly, in Korea or to any Korean resident (as such term is defined in the Foreign Exchange Transaction Law of Korea, or FETL) other than the Accredited Investors (as such term is defined in Article 11 of the Presidential Decree of the FSCMA), for a period of one year from the date of issuance of the Class A common shares except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the FETL and the decrees and regulations thereunder. The Class A common shares may not be resold to Korean residents unless the purchaser of the Class A common shares complies with all applicable regulatory requirements (including but not limited to government reporting requirements under the FETL and its subordinate decrees and regulations) in connection with the purchase of the Class A common shares.

Spain

The Class A common shares have not been registered with the Spanish National Commission for the Securities Market and, therefore, no Class A common shares may be publicly offered, sold or delivered, nor any public offer in respect of the Class A common shares made, nor may any prospectus or any other offering or publicity material relating to the Class A common shares be distributed in Spain by the international agents or any person acting on their behalf, except in compliance with Spanish laws and regulations.

Switzerland

This prospectus is not intended to constitute an offer or solicitation to purchase or invest in the securities. The securities may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the securities to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus nor any other offering or marketing material relating to the securities constitutes a prospectus pursuant to the FinSA, and neither this prospectus nor any other offering or marketing material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

United Arab Emirates

The Class A common shares have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

Legal Matters

Certain matters of U.S. federal and New York State law will be passed upon for us by Simpson Thacher & Bartlett LLP, and for the underwriters by Cleary Gottlieb Steen & Hamilton LLP. Certain matters of Mexican law will be passed upon for us by Greenberg Traurig S.C. and for the underwriters by Ritch, Mueller y Nicolau, S.C. The validity of the Class A common shares offered in this offering and other legal matters as to British Virgin Islands law will be passed upon for us by Conyers Dill & Pearman.

Experts

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the 2025 Annual Report have been so incorporated in reliance on the report (which contains an adverse opinion on the effectiveness of the Company’s internal control over financial reporting) of PricewaterhouseCoopers, S.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Where You Can Find More Information

BBB Foods has filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act. This prospectus supplement and the accompanying prospectus, which are part of the registration statement, do not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus supplement and the accompanying prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

Information that we file with or furnish to the SEC after the date of this prospectus supplement, and that is incorporated by reference herein, will automatically update and supersede the information in this prospectus supplement. You should review the SEC filings and reports that we incorporate by reference to determine if any of the statements in this prospectus supplement, the accompanying prospectus or in any documents previously incorporated by reference have been modified or superseded.

Documents incorporated by reference in this prospectus supplement are available without charge. Each person to whom this prospectus supplement and the accompanying prospectus are delivered may obtain documents incorporated by reference herein by requesting them either in writing or orally or by telephone from us at our headquarters at Av. Presidente Masaryk 8, Polanco V Sección, Miguel Hidalgo, Mexico City, Mexico 11560. Our investor relations office can be reached at +1 (424) 392-7437.

We also file materials with the SEC electronically. The SEC maintains an Internet site that contains materials that we file electronically with the SEC. The address of the SEC’s website is http://www.sec.gov.

BBB Foods Inc.